Exhibit 4.8

















               DOSKOCIL COMPANIES INCORPORATED
             RETIREMENT AND PROFIT SHARING PLAN

        (As Amended and Restated Effective as of July 1, 1993)

                 DOSKOCIL COMPANIES INCORPORATED
                RETIREMENT AND PROFIT SHARING PLAN

      (As Amended and Restated Effective as of July 1, 1993)

                         Table of Contents


ARTICLE 1
General. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Purpose. . .   . . . . . . . . . . . . . . . . . .  1
     1.3  Source of Funds. . . . . . . . . . . . . . . . . .  2
     1.4  Scope of Plan Coverage . . . . . . . . . . . . . .  2
     1.5  Definitions. . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2
Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.1  Eligibility Requirements.. . . . . . . . . . . . . 11
     2.2  Leaves of Absence. . . . . . . . . . . . . . . . . 11
     2.3  Leased Employees . . . . . . . . . . . . . . . . . 11
     2.4  Transferred Participant. . . . . . . . . . . . . . 12
     2.5  Disabled Participants. . . . . . . . . . . . . . . 12

ARTICLE 3
Contributions. . . . . . . . . . . . . . . . . . . . . . . . 12
     3.1  Elective 401(k) Contributions. . . . . . . . . . . 12
     3.2  Qualified Nonelective Contributions. . . . . . . . 13
     3.3  Matching Contributions . . . . . . . . . . . . . . 13
     3.4  Profit Sharing Contributions . . . . . . . . . . . 14
     3.5  No Voluntary Employee Contributions. . . . . . . . 14
     3.6  Maximum Annual Addition. . . . . . . . . . . . . . 14
     3.7  Dollar Limitation on Elective 401(k)
          Contributions. . . . . . . . . . . . . . . . . . . 14
     3.8  Additional Limitations on Elective 401(k)
          Contributions. . . . . . . . . . . . . . . . . . . 15
     3.9  Limitations on Matching Contributions. . . . . . . 15
     3.10 Multiple Use Limitation. . . . . . . . . . . . . . 16
     3.11 Extent of Fractionalization. . . . . . . . . . . . 17
     3.12 Corrective Distributions . . . . . . . . . . . . . 17
     3.13 Attributable Income. . . . . . . . . . . . . . . . 17
     3.14 Treatment of Certain Family Members. . . . . . . . 18
     3.15 Aggregation of Plans . . . . . . . . . . . . . . . 19
     3.16 Order of Testing . . . . . . . . . . . . . . . . . 19
     3.17 Committee Rules. . . . . . . . . . . . . . . . . . 19
     3.18 Rollover Contributions . . . . . . . . . . . . . . 19

ARTICLE 4
Allocation, Accounting and Investment Provisions . . . . . . 20
     4.1  Eligibility to Share in an Profit Sharing
          Contributions and Forfeitures. . . . . . . . . . . 20
     4.2  Allocations of Elective 401(k), Qualified
          Nonelective and Matching Contributions . . . . . . 21
     4.3  Allocations of Profit Sharing Contributions and
          Forfeitures. . . . . . . . . . . . . . . . . . . . 21
     4.4  Investment Funds and Elections . . . . . . . . . . 22
     4.5  Valuation of Accounts. . . . . . . . . . . . . . . 23
     4.6  Doskocil Stock Fund. . . . . . . . . . . . . . . . 24

ARTICLE 5
Amount of Payments to Participants . . . . . . . . . . . . . 24
     5.1  General Rule . . . . . . . . . . . . . . . . . . . 24
     5.2  Normal Retirement. . . . . . . . . . . . . . . . . 25
     5.3  Vesting Schedule.. . . . . . . . . . . . . . . . . 25
     5.4  Treatment of Forfeitures . . . . . . . . . . . . . 25

ARTICLE 6
Distributions. . . . . . . . . . . . . . . . . . . . . . . . 26
     6.1  Distributions to Participants. . . . . . . . . . . 26
     6.2  Distributions to Beneficiaries . . . . . . . . . . 28
     6.3  Commencement of Distributions. . . . . . . . . . . 29
     6.4  Deferred Distributions . . . . . . . . . . . . . . 31
     6.5  Unclaimed Distributions. . . . . . . . . . . . . . 31
     6.6  Form of and Consent to Elections . . . . . . . . . 31
     6.7  In-Service Withdrawals . . . . . . . . . . . . . . 32
     6.8  Rules Applicable to Hardship Withdrawals.. . . . . 33
     6.9  Loans. . . . . . . . . . . . . . . . . . . . . . . 35
     6.10 Facility of Payment. . . . . . . . . . . . . . . . 36
     6.11 Claims Procedure . . . . . . . . . . . . . . . . . 37

ARTICLE 7
Survivor Annuity Rules . . . . . . . . . . . . . . . . . . . 38
     7.1  Qualified Joint and Survivor Annuity . . . . . . . 38
     7.2  Qualified Preretirement Survivor Annuity . . . . . 38

ARTICLE 8
Named Fiduciaries; Allocation of Responsibilities;
     Administration. . . . . . . . . . . . . . . . . . . . . 39
     8.1  Named Fiduciaries. . . . . . . . . . . . . . . . . 39
     8.2  Insurance Contracts. . . . . . . . . . . . . . . . 41
     8.3  Procedural Matters . . . . . . . . . . . . . . . . 42
     8.4  Administrative Committee Members as Participants.. 43
     8.5  Complete and Separate Allocation of Fiduciary
          Responsibilities . . . . . . . . . . . . . . . . . 43
     8.6  Exclusive Purpose. . . . . . . . . . . . . . . . . 43
     8.7  Reversion to the Employers.. . . . . . . . . . . . 43
     8.8  Indemnification of Committee Members.. . . . . . . 43
     8.9  Bond . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE 9
Amendment or Termination . . . . . . . . . . . . . . . . . . 44
     9.1  Amendment. . . . . . . . . . . . . . . . . . . . . 44
     9.2  Termination. . . . . . . . . . . . . . . . . . . . 44
     9.3  Form of Amendment, Discontinuance of Employer
          Contributions and Termination. . . . . . . . . . . 44
     9.4  Limitations on Amendments. . . . . . . . . . . . . 44
     9.5  Level of Benefits upon Merger. . . . . . . . . . . 45
     9.6  Vesting Upon Termination, Discontinuance of
          Employer Contributions; Liquidation of Trust . . . 45

ARTICLE 10
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . 46
     10.1 No Guarantee of Employment, etc. . . . . . . . . . 46
     10.2 No Assignment of Rights. . . . . . . . . . . . . . 46
     10.3 Qualified Domestic Relations Order . . . . . . . . 46
     10.4 Receipts by Participants . . . . . . . . . . . . . 46
     10.5 Controlling Law. . . . . . . . . . . . . . . . . . 46
     10.6 Severability . . . . . . . . . . . . . . . . . . . 47
     10.7 Notification of Addresses. . . . . . . . . . . . . 47
     10.8 Gender and Number. . . . . . . . . . . . . . . . . 47

ARTICLE 11
Top-Heavy Plan Requirements. . . . . . . . . . . . . . . . . 47
     11.1  Definition of Top-Heavy Plan. . . . . . . . . . . 47
     11.2  Top-Heavy Plan Requirements . . . . . . . . . . . 48
     11.3  Definitions . . . . . . . . . . . . . . . . . . . 48
     11.4  Cessation of Top-Heavy Requirements . . . . . . . 49

ARTICLE 12
Adoption by Affiliates . . . . . . . . . . . . . . . . . . . 50
     12.1  Adoption of Plan. . . . . . . . . . . . . . . . . 50
     12.2  Agents for Employer . . . . . . . . . . . . . . . 50
     12.3  Termination . . . . . . . . . . . . . . . . . . . 50
     12.4  Data to be Furnished by Employers . . . . . . . . 50

                             ARTICLE 1
                              General
     1.1 Purpose. It is the intention of Doskocil Companies Incorporated to continue to provide for the administration of the Doskocil Companies Incorporated Retirement and Profit Sharing Plan (formerly known as the "Doskocil Employee Investment Plan") (the "Plan") and a Trust Fund in conjunction therewith in accordance with the provisions of Sections 401 and 501 of the Code and in accordance with other provisions of law relating to defined contribution plans. The Plan is designed to be a profit sharing plan which includes a qualified "cash or deferred arrangement" described in Section 401(k) of the Code. Except as provided in
Section 8.7, upon the transfer by an Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries and the defrayal of reasonable expenses of administering the Plan.
     1.2  Merger of Plans.   For periods prior to July 1, 1993,
Wilson Foods Corporation, an affiliate of Doskocil Companies Incorporated, actively maintained for the benefit of its eligible employees the Retirement and Profit Sharing Plan for Salaried Employees of Wilson Foods Corporation (the "Wilson Plan"). Effective as of July 1, 1993 (the "Merger Date"), the Wilson Plan shall be merged with and into this Plan; the complete effectuation of such merger, however, being expressly conditioned upon the receipt of appropriate approvals from the Internal Revenue Service.

The above-referenced merger of plans shall be made in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)- 1(d) (as pertaining to the merger of defined contribution plans) and in accordance with the following:
     (a) Each participant of the Wilson Plan as of June 30, 1993 shall become a Participant of this Plan as of the Merger Date.
     (b) The fair market value of all of the account balances in both this Plan and in the Wilson Plan as determined immediately prior to the Merger Date shall equal the fair market value of all the assets of this Plan determined as of the Merger Date.
     (c) The assets of this Plan and of the Wilson Plan shall be combined as of the Merger Date to form the assets of this Plan.
     (d) As of and immediately after the Merger Date, each participant and beneficiary of the Wilson Plan shall have an Account balance or balances under this Plan equal to the sum of the account balances maintained on his or her behalf under the Wilson Plan immediately prior to the Merger Date.
     (e) Any optional forms of benefits constituting "protected benefits" within the meaning of Code Section 411(d)(6) and the regulations thereunder which were available to participants under the Wilson Plan immediately prior to the Merger Date shall be preserved and made available to such individuals under this Plan to the extent required by law.
     (f) Amounts transferred from the Wilson Plan to this Plan in conjunction with the above-referenced merger which are attributable to "elective contributions" within the meaning of Code Section 401(k) and the regulations thereunder made by participants under the Wilson Plan shall remain subject to the distribution limitation provisions of Code Section 401(k)(2)(B) while maintained under this Plan to the extent required by law.
     (g)  Pursuant to Code Section 414(l) and IRS Regulation
          Section 1.414(l)-1(b)(1), the Wilson Plan and this Plan are to be treated for the 1993 plan year (the plan year of merger) as a "single plan" for purposes of the plan qualification prescriptions of the Code. In that regard, as with respect to the 1993 plan year, the Wilson Plan and this Plan will be combined and treated as a single plan for purposes of demonstrating compliance with:
        (i)     the minimum coverage standards of Code Section
                410(b);
       (ii)     the actual deferral percentage test set forth
                in Code Section 401(k)(3); and
      (iii)     all other applicable nondiscrimination
                standards.
 1.3 Source of Funds. The Trust Fund shall be funded and maintained by contributions of the Employers, by Elective 401(k) Contributions of Participants, and by such net earnings as are realized from the investment of the assets of the Trust Fund.
 1.4  Scope of Plan Coverage.  The provisions of the Plan as herein stated shall be effective as of July 1, 1993, except as specifically provided otherwise. Except as may be required by ERISA or the Code, the rights of any person whose status as a Covered Employee of an Employer or an Affiliate has terminated shall be determined pursuant to the Plan as in effect on the date such status terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.
 1.5 Definitions. When used in the Plan, certain terms are capitalized and have the respective meanings set forth in this Article or in certain other Articles of the Plan.
 Account.  "Account" means any of the various Accounts
maintained under the Plan with respect to any Participant or any beneficiary of a deceased Participant.
 Actual Contribution Percentage.  "Actual Contribution
Percentage" means with respect to a group of Participants the percentage determined under Section 3.9(b).
 Actual Deferral Percentage.  "Actual Deferral Percentage"
means with respect to a group of Participants the percentage determined under Section 3.8(b).
 Administrative Committee.  "Administrative Committee" means the Committee serving as a named fiduciary as described in Section
8.1(d).
 Affiliate.  "Affiliate" means any corporation or enterprise, other than Doskocil, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control, the same affiliated service group or the same other group of associated organizations, determined in accordance with Sections 414(b), (c), (m) or (o) of the Code, as is Doskocil. For purposes of applying the limitations of Section 415 of the Code, however, "Affiliate" shall mean any corporation or enterprise, other than Doskocil, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Section 414(b) or (c) of the Code as modified by
Section 415(h) thereof, as is Doskocil.
 Annual Addition. "Annual Addition" means with respect to a Participant for any Plan Year the total of the Elective 401(k) Contributions, Qualified Nonelective Contributions, Matching Contributions, Profit Sharing Contributions and Profit Sharing Forfeitures (if any) allocated to his Accounts for the Plan Year, plus any other amount so treated as an Annual Addition within the meaning of Code Section 415(c)(2), which statutory provision is specifically incorporated herein by reference.
 Benefit Commencement Date.  The term "Benefit Commencement
Date" means with respect to any Participant the date as of which all events have occurred which entitle the Participant to receive, or to begin to receive, a distribution from any of his Accounts under the Plan.
 Board of Directors. "Board of Directors" means the Board of Directors of Doskocil, as from time to time constituted.
 Code. "Code" means the Internal Revenue Code of 1986, as from time to time amended.
 Committee.     "Committee" means the Administrative Committee
or the Investment Committee, or both of them, as the context so indicates.
 Compensation.  An Employee's "Compensation" for any period is the sum of:
      (a)  the total compensation paid to him by an Employer
 and all other Affiliates during that period which is currently treated as wages for income tax withholding purposes pursuant to Code Section 3401(a) (determined without regard to any
 rules under said Code Section that limit the remuneration
 included in wages based on the nature or location of the employment or the services performed);
      (b)  all other payments of compensation to the Employee
 by an Employer or Affiliate for such period which is not
 included in (a) above, but which is subject to reporting under Code Sections 6041(d) and 6051(a)(3); and
     (c)   other amounts which would be so treated as wages but
 for the Employee's election to have a portion of such wages contributed by an Employer or another Affiliate on his behalf on a salary reduction basis to a program described under
 Section 125 or 401(k) of the Code.
The Compensation, and thus the Considered Compensation, of any Employee for any annual period taken into account for any purpose under the Plan shall not exceed $150,000 ($235,840 for 1993), or such other amount as may be applicable for any annual period pursuant to Code Section 401(a)(17).
 Considered Compensation.  Except as provided in Section
3.8(d), Participant's "Considered Compensation" for any period is his Compensation during such period paid or deemed to be paid to him by an Employer while he was a Covered Employee and a Participant under the Plan. Thus, a Participant's "Considered Compensation" shall not include any Compensation paid to him prior to his becoming a Participant or while he is deemed to be a Transferred Participant in accordance with Section 2.4.
 Covered Employee. "Covered Employee" means an Employee of an Employer who is not a Member of a Collective Bargaining Unit and who is hired by an Employer to perform services on a regularly scheduled basis for an indefinite period. For purposes of the foregoing, an Employee shall be deemed to be performing services on a regularly scheduled basis for an indefinite period if and as of when such Employee completes 1,000 or more Hours of service during the 12-month period beginning on his Employment Commencement Date, or during any subsequent 12-month period beginning on the anniversary of such date.
 Doskocil.  "Doskocil" means Doskocil Companies Incorporated, a Delaware corporation.
 Doskocil Stock Fund. "Doskocil Stock Fund" means the fund maintained under the Plan which is described in Section 4.6.
 Election Effective Date.  "Election Effective Date" means
January 1, April 1, July 1 and October 1 of each Plan Year.
 Elective Deferrals.  "Elective Deferrals" means with respect to any Participant for any period the sum of the contributions (if any) made on behalf of the Participant by an employer (whether or not an Employer or an Affiliate):
 (a)  under a cash or deferred arrangement (as defined in Code
Section 401(k)) to the extent not includable in the Participant's gross income for that period pursuant to Code Section 402(a)(8) (determined without regard to Code Section 402(g));
 (b) to an individual retirement plan pursuant to a simplified employee pension to the extent not includable in the Participant's gross income for that period under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)); or
 (c)  which was applied toward the purchase of an annuity
contract or custodial account under Code Section 403(b) pursuant to a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)).
 Elective 401(k) Contributions.  "Elective 401(k)
Contributions" means with respect to a Participant the contributions of an Employer made on the Participant's behalf pursuant to the Participant's election as described in Section 3.1.
 Elective 401(k) Contribution Account.  A Participant's
"Elective 401(k) Contribution Account" means the Account into which shall be credited the Elective 401(k) Contributions made on behalf of the Participant pursuant to Section 3.1, and the earnings attributable to such contributions. If applicable, there shall be further credited into such Participant's Elective 401(k) Contribution Account the value of such Participant's Deferred Account balance under the Wilson Plan representing amounts attributable to salary reduction contributions made on the Participant's behalf under said plan which were transferred to this Plan pursuant to the merger referred to in Section 1.2.
 Eligible Participant.  An "Eligible Participant" is a
Participant who is eligible to share in the allocations of Profit Sharing Contributions and Profit Sharing Forfeitures for a given Plan Year pursuant to Section 4.1(a).
 Employee.  "Employee" means a common law employee of an
Employer.
 Employer.  "Employer" means Doskocil, Wilson Foods
Corporation, and any other Affiliate of Doskocil which may become an Employer with respect to the Plan in accordance with Section 12.1.
 Employment Commencement Date. An Employee's "Employment Commencement Date" means the first date on which the Employee performs duties for an Employer or an Affiliate as an employee; provided, however, that in the case of an Employee who returns to service following his Severance Date, the Employee's "Employment Commencement Date" means the first date on which he performs duties for an Employer or an Affiliate as an employee following such Severance Date.
 ERISA.  "ERISA" means the Employee Retirement Income Security
Act of 1974, as from time to time amended.
 Excess Deferrals. "Excess Deferrals" with respect to a Participant for any Plan Year means that amount of his Elective 401(k) Contributions, if any, in excess of the dollar limitation set forth in Section 3.7 as applicable to such Participant for such Plan Year.
 Excess 401(k) Contributions.  "Excess 401(k) Contributions"
with respect to a Participant for any Plan Year means that amount of his Elective 401(k) Contributions for that Plan Year, if any, which cannot be allocated to his Elective 401(k) Contribution Account by reason of the limitation set forth under Section 3.8 or 3.10.
 Excess Matching Contributions.  "Excess Matching
Contributions" with respect to a Participant for any Plan Year means the amount of his Matching Contributions which cannot be allocated to his Matching Contribution Account by reason of the limitation set forth under Section 3.9 or 3.10.
 Excess Tentative Contribution.  "Excess Tentative
Contribution" with respect to any Plan Year means an excess contribution (if any) described in Section 4.3(f).
 415 Compensation.  A Participant's "415 Compensation" for any
Plan Year is the sum of:
 (a) the total compensation paid to him by an Employer and all Affiliates during that Plan Year which is currently treated as wages for income tax withholding purposes pursuant to Code Section 3401(a) (determined without regard to any rules under said Code Section that limit the remuneration included in wages based on the nature or location of the employment or the services performed); and
 (b) all other payments of compensation to the Participant by an Employer or an Affiliate for such Plan Year which is not included in (a) above, but which is subject to reporting under Code Sections 6041(d) and 6051(a)(3).
 Highly Compensated Employee.  "Highly Compensated Employee"
means, with respect to any Plan Year, an employee of an Employer or any Affiliate who:
 (a)  at any time during that Plan Year or the preceding Plan
Year was a five percent owner of an Employer or an Affiliate (as defined in Section 416(i)(1) of the Code); or
 (b)  during the preceding Plan Year:
          (i)    received Compensation in excess of $96,368 (or
such
     greater amount as may be prescribed by the Commissioner of
     Internal Revenue);
          (ii)   received Compensation in excess of $64,245 (or
such
     greater amount as may be prescribed by the Commissioner of Internal Revenue) and was among the top 20 percent of all the employees of an Employer and all Affiliates (disregarding those
     employees excludable under Code Section 414(q)(8)) when ranked on
     the basis of Compensation paid for that Plan Year; or
          (iii)was an officer of an Employer or an Affiliate and
either (A)
     received Compensation in excess of 50 percent of the
limitation in
     effect under Code Section 415(b)(1)(A) for that year (provided that for this purpose, no more than 50 employees (or, if less, the
     greater of three employees or 10 percent of the total number of
     employees of an Employer and all Affiliates) shall be treated as
     officers); or (B) was the highest paid officer of an Employer
and
     all Affiliates for that year; or
 (c) during that Plan Year, is both (i) a member of the group consisting of the 100 employees of an Employer and all Affiliates receiving the greatest Compensation for that year, and (ii) a member of the group of employees described in subparagraph (b) above if such subparagraph (b) were applicable to the current Plan Year.
 A former employee of an Employer or an Affiliate shall be
treated as a Highly Compensated Employee if such employee (i) was a Highly Compensated Employee with respect to the Plan Year in which he separated from service or otherwise ceased to perform services for an Employer and all Affiliates, or (ii) was a Highly Compensated Employee at any time after attaining age 55.
 Hour of Service.  An "Hour of Service" with respect to any
employee is:
 (a) each hour for which the employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliate;
 (b)  each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an
Affiliate;
 (c) each hour for which the employee is paid or entitled to payment from an Employer or an Affiliate for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (c), all payments made or due shall be taken into account, whether such payments are made directly by an Employer or an Affiliate, or indirectly (e.g., through a trust fund or insurer to which an Employer or Affiliate makes payments, or otherwise), except that:
          (i)    no more than 501 such Hours of Service shall be
credited
     for any continuous period during which the employee
     performs no duties;
          (ii)   no such Hours of Service shall be credited if
payments
     are made or due under a plan maintained solely for the purpose of
     complying with any workers' compensation, unemployment compensation or disability insurance laws; and
          (iii)no such Hours of Service shall be credited for
payments which are
     made solely to reimburse the employee for medical or medically related expenses.
The Hours of Service, if any, for which an employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to an employee with respect to any payment made or due which is calculated on the basis of units of time, the number of Hours of Service to be so credited shall be determined by reference to the employee's regularly scheduled working hours, or, if the employee does not have a regular work schedule, by reference to an 8-hour workday.
     Investment Committee.  "Investment Committee" means the
Committee
described in Section 8.1(c).
     Investment Fund. "Investment Fund" means an Investment Fund described in Section 4.4.
 Matching Contributions. "Matching Contributions" means the contributions of an Employer described in Section 3.3.
 Matching Contribution Account. A Participant's "Matching Contribution Account" means the Account into which shall be credited both the Matching Contributions made on the Participant's behalf pursuant to Section 3.3, and the earnings attributable to such contributions.
 Maternity or Paternity Absence. A "Maternity or Paternity Absence" is an absence from work by an Employee:
 (a)  by reason of the pregnancy of the Employee;
 (b)  by reason of the birth of a child of the Employee;
 (c)  by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or
 (d)  for purposes of caring for such child for a period
beginning immediately following such birth or placement.
 Member of a Collective Bargaining Unit.  "Member of a
Collective Bargaining Unit" means any Employee who is included in a collective bargaining unit and whose terms and conditions of employment are covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such Employee and an Employer unless such collective bargaining agreement makes this Plan applicable to such Employee.
 Normal Retirement Date.  A Participant's "Normal Retirement
Date" shall be his sixty-fifth birthday.
 One-Year Break in Service.  A "One-Year Break in Service," as
such term is used in Sections 5.6 and 5.7 with respect to any Employee, is a one-year period, commencing on the Employee's Severance Date, during which such Employee does not perform duties for an Employer or an Affiliate.
 Participant.  A "Participant" is (a) a current Covered
Employee of an Employer who has become eligible to participate in the Plan pursuant to Section 2.1, or (b) a former Covered Employee on whose behalf an Account under the Plan is maintained.
 Plan.     The "Plan" means the Doskocil Companies Incorporated
Retirement and Profit Sharing Plan, as from time to time in effect.
 Plan Year. A "Plan Year" is the twelve month period beginning January 1 and ending December 31.
 Profit Sharing Account.  A Participant's "Profit Sharing
Account" means the Account into which shall be credited both the Participant's allocable share of Profit Sharing Contributions and Profit Sharing Forfeitures (if any) made to or arising under the Plan, and the earnings attributable to such contributions and forfeitures.
 Profit Sharing Contributions. "Profit Sharing Contributions" means the contributions of an Employer described in Section 3.4.
 Profit Sharing Forfeitures.  "Profit Sharing Forfeitures"
means the value of the Profit Sharing Accounts of former Participants which become subject to forfeiture in accordance with
Section 5.6.
 Qualified Joint and Survivor Annuity. A "Qualified Joint and Survivor Annuity" is an annuity for the life of a Participant with payments continued upon the death of the Participant to and for the life of his spouse in an amount which is fifty percent of the amount payable while the Participant was living and which is actuarially equivalent to a single-life annuity otherwise payable to the Participant.
 Qualified Nonelective Contributions. "Qualified Nonelective Contributions" means the contributions of an Employer described in
Section 3.2.
 Qualified Nonelective Contribution Account. A Participant's "Qualified Nonelective Contribution Account" means the Account into which shall be credited the Qualified Nonelective Contributions made on behalf of the Participant pursuant to Section 3.2.
 Qualified Preretirement Survivor Annuity. "Qualified Preretirement Survivor Annuity" means the form of distribution described in Section 7.2.
 QVEC Account.  If applicable, a Participant's "QVEC Account"
means the Account maintained under the Plan which reflects the Participant's account balance under the Wilson Plan attributable to deductible qualified voluntary employee contributions made by the Participant to said plan (and the earnings thereon), which account balance was transferred to this Plan in conjunction with the merger referred to in Section 1.2.
 Required Distribution Year.  "Required Distribution Year"
means with respect to:
 (a)  a Participant who attained age 70-1/2 before January 1,
1988, and who was, at any time during a Plan Year ending in or after the calendar in which he attains age 70-1/2, a 5 percent owner of an Employer or an Affiliate within the meaning of Section 416(i)(1) of the Code, the later of:
      (i)  the calendar year during which he attained age 70-
 1/2; and
     (ii)  the calendar year during which he first became such
 a five percent owner;
 (b)  any other Participant who attained age 70-1/2 before
January 1, 1988, the later of:
      (i)  the calendar year during which he attained age 70-
 1/2; and
     (ii)  the calendar year during which his employment with
 an Employer and all Affiliates terminates; and
 (c)  a Participant who attains age 70-1/2 after December 31,
1987, the calendar year in which he attains age 70-1/2.
 Rollover Account.  "Rollover Account" means an Account
maintained under the Plan on behalf of a Participant as described in Section 3.18. To the extent applicable, a Participant's Rollover Account may consist in whole or in part of the value of the Participant's Rollover Account balance under the Wilson Plan, and the earnings thereon, which account balance represents amounts attributable to rollover contributions made by the Participant to said plan and which balance was transferred to this Plan in conjunction with the merger referred to in Section 1.2.
 Severance Date.  An Employee's "Severance Date" is the earlier of:
 (a)  the date on which he quits, retires, dies or is
discharged, or
 (b) the first day following any one-year period (any two-year period in the case of an Employee on a Maternity or Paternity Absence) during which he performed no duties for an Employer or an Affiliate.
 Stoppenbach Account.     If applicable, a Participant's
"Stoppenbach Account" means the value of the Participant's account balance under the Stoppenbach, Inc. Thrift Plan and Trust (other than amounts attributable to voluntary, after-tax contributions), and the earnings thereon, which account balance was previously transferred to and maintained under the Wilson Plan and subsequently transferred to this Plan in conjunction with the merger referred to in Section 1.2.
 Tentative Profit Sharing Contribution.  "Tentative Profit
Sharing Contribution" means the contribution described in Section
3.4.
 Transferred Participant. A "Transferred Participant" is a Participant described in Section 2.4.
 Trustee.  "Trustee" means the Trustee under the Trust referred to in Section 8.1(b).
 Trust Fund.  "Trust Fund" means the assets of the Plan as held in trust pursuant to an Agreement of Trust entered into with the
Trustee.
 Valuation Date.  "Valuation Date" means the last day of each
Plan Year quarter.
 Voluntary Contribution Account.  If applicable, a
Participant's "Voluntary Contribution Account" means the Account maintained under the Plan which reflects, as the case may be, the Participant's account balance under the Stoppenbach, Inc. Thrift Plan and Trust or under the Wilson Plan attributable to voluntary, after-tax contributions, and the earnings thereon, which account balance was previously transferred to or otherwise became part of this Plan. Separate subaccounts shall be maintained under the Voluntary Contribution Account to separately account for:
 (a) voluntary contributions made by the Participant under the Plan or a predecessor plan; and
 (b)  the earnings attributable to such voluntary
contributions.
 Wilson Plan.   "Wilson Plan" means the Retirement and Profit
Sharing Plan for Salaried Employees of Wilson Foods Corporation as in effect prior to the merger of said plan with and into this Plan as referenced in Section 1.2.
 Wilson Retirement Account.    If applicable, a Participant's
"Wilson Retirement Account" means the value of the Participant's Retirement Account balance under the Wilson Plan, and the earnings thereon, which account balance was transferred to the Plan in conjunction with the merger referred to in Section 1.2.
 Year of Service. A "Year of Service" is a unit of service credited to an Employee for various purposes under the Plan, including for the purposes of determining his eligibility to become a Participant under the Plan and, once becoming a Participant, of determining the nonforfeitable status of his Matching Contribution and Profit Sharing Accounts. The Years of Service to be credited with respect to any Employee under the Plan shall be determined as provided below.
 (a) An Employee shall be credited with one Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An Employee shall also be credited with 1/365 of a Year of Service for each additional day in such period for which he did not receive credit pursuant to the preceding sentence.
 (b) A former Employee who is reemployed and who performs duties for an Employer or an Affiliate within one year after the date he last performed duties for an Employer shall also be credited with 1/365 of a Year of Service for each day in the period commencing on his Severance Date and ending on his Employment Commencement Date following such Severance Date.
 (c) All of an Employee's Years of Service shall be taken into account under the Plan, except that Years of Service before a One-Year Break in Service shall be disregarded until such Employee has completed one Year of Service after such One-Year Break in Service.

                              ARTICLE 2
                            Eligibility
 2.1  Eligibility Requirements.
 (a) Every Participant in the Plan as of July 1, 1993 shall continue as such, subject to the provisions of the Plan.
 (b)  Every individual who was a participant under the Wilson
Plan as of June 30, 1993 shall become a Participant in the Plan as of July 1, 1993, provided he is then a Covered Employee.
 (c)  Every other Covered Employee shall be eligible to
participate in the Plan, if he is then employed by an Employer as a Covered Employee, as of the first day of the first payroll period pertaining to such Covered Employee coinciding with or next succeeding the later of the date as of which he:
      (i)  completes a Year of Service; and
      (ii) attains age 21.
 (d)  A Covered Employee may make a Rollover Contribution to the Plan prior to the date he would otherwise be eligible to participate pursuant to subsection (c) above in accordance with and subject to the conditions set forth in Section 3.18 and, upon such event, shall become a Participant in the Plan. The scope of such temporal participation, however, shall be limited to these rights associated with the maintenance of a Rollover Account on behalf of the Covered Employee. In that regard, no contributions or forfeitures will be made on his behalf or otherwise allocated to his Accounts with respect to any period prior to such date, if any, as of which his status as a Participant is determined by reference to subsection (c) above.
 (e)  Any former Employee of an Employer who was a Participant or could have become a Participant under subsection (c) above had he been employed as a Covered Employee, and who is reemployed by an Employer as a Covered Employee, shall be eligible to participate immediately upon such reemployment.
 2.2  Leaves of Absence.  During the period that any
Participant is granted a leave of absence by his Employer, he shall continue to participate in the Plan in the same manner and subject to the same conditions as if he were not on leave of absence. Leaves of absence may be granted in writing pursuant to an Employer's leave policy which shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.
 2.3  Leased Employees.
 (a)  To the extent required by Section 414(n) of the Code and the regulations thereunder, a Leased Employee shall be treated as an Employee. A "Leased Employee" means any individual who is not an Employee and who provides services for an Employer if:
           (i)  such services are provided pursuant to an
      agreement between an Employer and any other person;
          (ii)  such individual has performed such services for
      an Employer (or a related person within the meaning of
      Section 144(a)(3) of the Code) on a substantially full-
      time basis for a period of at least one year; and
         (iii)  such services are a type historically performed
      by the employees in the business field of an Employer.
 (b) Notwithstanding any other provision of the Plan to the contrary, a Leased Employee shall be deemed, on an individual-by-individual basis, to be in a class of Employees not eligible to participate in this Plan, unless such participation is required as a condition of the Plan's qualification under Section 401(a)(26) or 410(b) of the Code.
 2.4  Transferred Participant.  A Participant who is
transferred from an Employer to employment with an Affiliate which is not an Employer, or while continuing in the employ of an Employer ceases to be a Covered Employee (a "Transferred Participant") shall not be considered to have incurred a termination of employment, service, or, except as provided below in the next sentence, participation for purposes of the Plan. No contributions or forfeitures attributable to Compensation paid to an Employee for any period during which he is a Transferred Participant shall be credited to his Accounts, but for all other purposes of the Plan, a Transferred Participant shall be considered a Participant. Subject to Section 2.1, if a Transferred Participant again becomes a Covered Employee, he shall become eligible to participate in the Plan as of that date.
 2.5  Disabled Participants.   A Participant who becomes
totally and permanently disabled and thereupon ceases to actively perform services for an Employer shall continue to be treated as an active Employee for all purposes of the Plan, including the crediting of Years of Service, until the effective date of such Participant's resignation from the employment of the service of the Employers and all Affiliates. Accordingly, such a disabled Participant shall not be entitled to a distribution from the Plan prior to such resignation (other than an in-service withdrawal if so eligible as prescribed in Section 6.7).

                              ARTICLE 3
                            Contributions
 3.1  Elective 401(k) Contributions.
 (a)  Subject to the provisions of this Article 3, each
Participant may elect to have the Employers contribute to the Plan on his behalf for each payroll period an amount equal to 1 percent or more of his Considered Compensation for such payroll period (which amount is hereafter referred to as his "Elective 401(k) Contribution"). A Participant's Elective 401(k) Contribution rate must generally be a full percentage of the Participant's Considered Compensation. However, Elective 401(k) Contributions may be made with respect to non-routine salary payments (for example, bonuses or final salary payments), or in other unusual circumstances, on the basis of a flat dollar amount or other fractional percentage of a Participant's Considered Compensation in accordance with such policy and procedures as may be effectuated by the Administrative Committee from time to time. In all events, a Participant may not designate a contribution rate which would result in his Elective 401(k) Contributions for a Plan Year to exceed 15 percent of his Compensation for that Plan Year.
 (b) A Participant who chooses to have Elective 401(k) Contributions made on his behalf shall be eligible for Matching Contributions as provided under Section 3.3 below.
 (c) A Participant may elect to have Elective 401(k) Contributions commence as of the date he first becomes eligible to participate in the Plan or, thereafter, as of the first day of any payroll period coinciding with or next following an Election Effective Date, provided that he timely submits the required election form to the Administrative Committee or its delegate before such date. Such election, once made, shall govern until modified or suspended as hereinafter provided. A Participant may elect to increase or decrease such contribution rate, to become effective as of the first payroll period coinciding with or next following any future Election Effective Date (or, in the case of a permissible election with respect to a non-routine salary payment, such as with respect to a bonus or final salary payment, as of the date prescribed in such election), by timely submitting the required form to the Administrative Committee or its delegate. A Participant may also prospectively suspend his Elective 401(k) Contributions as of the last day of any payroll period by timely submitting the required form to the Administrative Committee or its delegate. For purposes of this subsection (c), a form will be considered timely submitted if it is delivered at least 30 days before the date it is to become effective.
 (d) Upon the granting to a Participant of an unpaid leave of absence, the Participant's Elective 401(k) Contributions to the Plan shall be suspended. Upon his return to active employment as a Covered Employee, Elective 401(k) Contributions shall again be made on the Participant's behalf on the basis of the election in effect immediately prior to such suspension, unless modified in accordance with subsection (c) above.
 (e) All Elective 401(k) Contributions made on behalf of Participants shall be effected by salary reduction and, according-ly, each Participant's election regarding Elective 401(k) Contributions shall constitute his agreement with his Employer to a reduction in his compensation in an amount equal to the amount of the Elective 401(k) Contributions.
 3.2 Qualified Nonelective Contributions. For each payroll period, the Employers shall contribute to the Plan on behalf of each Participant an amount equal to one percent of the Participant's Considered Compensation for such payroll period (which amount is hereafter referred to as a "Qualified Nonelective Contribution"); provided, however, that the total Qualified Nonelective Contributions which may be made on behalf of any Participant for any Plan Year shall be limited to $250.
 3.3   Matching Contributions.  Subject to the provisions of
this Article 3, for each payroll period the Employers shall contribute to the Plan on behalf of each Participant an amount equal to the lesser of (i) the Elective 401(k) Contributions made on behalf of such Participant for such payroll period, or (ii) three percent of the Participant's Considered Compensation for such payroll period.
 3.4  Profit Sharing Contributions.  Subject to the right
reserved to Doskocil to alter, amend or discontinue this Plan, the Employers shall pay to the Trustee for each Plan Year such amounts, if any, as the Board of Directors may determine (the "Tentative Profit Sharing Contribution"), less the sum of the Excess Tentative Contributions for such Plan Year (if any) arising under Section 4.3(f). In no event, however, shall the total contributions made by an Employer under this Plan for any Plan Year exceed the maximum amount deductible from the Employer's income under Section 404 of the Code with respect to that Plan Year unless the board of directors of such Employer specifically waives this restriction for such Plan Year.
 3.5 No Voluntary Employee Contributions. Participants are neither required nor permitted to make voluntary, after-tax contributions under the Plan. Notwithstanding the foregoing, Voluntary Contribution Accounts shall continue to be maintained under the Plan on behalf of Participants in accordance with the terms hereof.
 3.6  Maximum Annual Addition.  Any other provision of this
Plan notwithstanding, in no event shall the total Annual Additions with respect to a Participant for any Plan Year (the "Limitation Year") exceed the lesser of:
 (a)  $30,000 (or such other amount for such Plan Year as may be specified by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code); or
 (b)  25% of such Participant's 415 Compensation for that Plan
Year.
 3.7  Dollar Limitation on Elective 401(k) Contributions.
 (a)  In no event may a Participant elect to have Elective
401(k) Contributions made on his behalf at a rate which will result in his Elective Deferrals for any calendar year to exceed $8,994 (or such greater amount as may be prescribed by the Secretary of Treasury to take into account cost-of-living increases pursuant to Code Section 404(g)(5)).
 (b) If a Participant's Elective Deferrals with respect to any calendar year exceeds the annual dollar limit prescribed above, the Participant may notify the Administrative Committee in writing prior to April 1 next following the close of such calendar year of his election to have all or a portion of such "Excess Deferral" (and the amount thereof) to be allocated under this Plan. A Participant shall be deemed to have so notified the Administrative Committee of such Excess Deferrals calculated by taking into account Elective Deferrals for the applicable calendar year made under this Plan and all other plans maintained by an Employer or an Affiliate. Upon such actual or deemed notification, and without regard to any other provision of the Plan, the Administrative Committee shall direct the Trustee to distribute to the Participant prior to the April 15 following immediately thereafter the Participant's Excess Deferral so allocated under this Plan, plus any income attributable thereto.
 (c)  Excess Deferrals arising under the Plan shall continue to be treated as contributions made by an Employer for purposes of the Plan, even if distributed to a Participant in accordance with (b) above, except as provided below:
          (i)    The amount of any Excess Deferrals distributed to
a
     Participant in accordance with subsection (b) above shall not be
     treated as an  Elective 401(k) Contribution for purposes of the
     Annual Addition limitation prescribed under Section 3.6.
          (ii)   Excess Deferrals of a Non-Highly Compensated
Employee
     shall not be treated as an Elective 401(k) Contribution for purposes of the Actual Deferral Percentage tests or the multiple
     use limitation prescribed under Sections 3.8 and 3.10, respectively. Excess Deferrals of a Highly Compensated
Employee,
     however, shall be treated as an Elective 401(k) Contribution for
     such purposes.
     3.8  Additional Limitations on Elective 401(k) Contributions.
     (a) In no event shall the Actual Deferral Percentage (as described below) of Eligible Employees (as defined in (c)
below) who are Highly Compensated Employees for any Plan Year exceed the greater of:
      (i) the Actual Deferral Percentage of all other Eligible Employees for such Plan Year multiplied by 1.25; or
     (ii) the Actual Deferral Percentage of all other Eligible Employees for such Plan Year multiplied by 2, provided that the Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees for that Plan Year does not exceed that of all other Eligible Employees by more than 2 percentage points.
    (b) The "Actual Deferral Percentage" of a group of Eligible Employees for a Plan Year means the average of the ratios (determined separately for each Eligible Employee in such group) of A to B where A equals the sum of the Elective 401(k)
Contributions and Qualified Nonelective Contributions credited to each such Eligible Employee's Accounts for such Plan Year
(without regard to the portion of any Elective 401(k) Contribution treated as an Excess Deferral and distributed to the
Eligible Employee as provided under Section 3.7), and where B equals the Eligible Employee's Considered Compensation for such Plan Year.
    (c) For purposes of this Section 3.8, an "Eligible Employee" means with respect to any Plan Year any Covered Employee who directly or indirectly is eligible to make an Elective 401(k) Contribution under the Plan for all or any portion of said
Plan Year.
    (d) For purposes of this Section 3.8, the "Considered Compensation" of an Eligible Employee with respect to any Plan
Year means the Compensation paid or deemed to be paid to him by an Employer during such Plan Year while he was an Eligible
Employee.
    (e) The Actual Deferral Percentage of an Eligible Employee who has no Elective 401(k) Contributions nor any Qualified
Nonelective Contributions credited to his Accounts for a Plan Year is zero.
    3.9  Limitations on Matching Contributions.
    (a) In no event shall the Actual Contribution Percentage (as described below) of Participants who are Highly
Compensated Employees for any Plan Year exceed the greater of:
         (i) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by 1.25; or
         (ii) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by 2, provided that the Actual Contribution Percentage of the Participants who are Highly Compensated Employees for that Plan Year does not exceed that of all other Participants by more than 2 percentage points.
    (b) The "Actual Contribution Percentage" of a group of Participants for a Plan Year means the average of the ratios (determined separately for each Participants in such group) of A to B where A equals the sum of the Matching Contributions and Qualified Nonelective Contributions credited to each such Participant's Accounts for such Plan Year and where B equals the Participant's Considered Compensation for such Plan Year.
    3.10 Multiple Use Limitation. If for any Plan Year both Elective 401(k) Contributions and Matching Contributions are
made under the Plan with respect to any Highly Compensated Employee, and if both the Actual Deferral Percentage and the
Actual Contribution Percentage of Participants who are Highly Compensated Employees with respect to such Plan Year exceed the 1.25 limitations prescribed in Sections 3.8(a)(i) and 3.9(a)(i), respectively, then in no event shall the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of Participants who are Highly Compensated Employees for
such Plan Year exceed the greater of (a) or (b) below:
    (a)  the sum of:
    (i) 125 percent of the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for such Plan
         Year of Eligible Employees or Participants, as relevant, who are not Highly Compensated Employees with respect to that Plan Year; and
    (ii) two percentage points, plus the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage
         of such Non-Highly Compensated Employees for such Plan Year, provided, however, that in all events, the amount determined under this paragraph (B) shall not exceed 200 percent of the lesser of the Actual Deferral Percentage and the Actual Contribution Percentage of such Non-Highly Compensated Employee group for such Plan Year.
    (b)  the sum of:
    (i) 125 percent of the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage for such Plan
         Year of Eligible Employees or Participants, as relevant, who are not Highly Compensated Employees with respect to that Plan Year; and
    (ii) two percentage points, plus the greater of the Actual Deferral Percentage or the Actual Contribution Percentage
         of such non-Highly Compensated Employees for such Plan Year, provided, however, that in all events, the amount determined under this paragraph (ii) shall not exceed 200 percent of the greater of the Actual Deferral Percentage and the Actual Contribution Percentage of such non-Highly Compensated Employee group for such Plan Year.
If the applicable imitation prescribed above is exceeded for any Plan Year, the corrective distributions shall be made in accordance with Section 3.12 below.
    3.11 Extent of Fractionalization. For purposes of Sections 3.8, 3.9 and 3.10 above, and, if applicable, Section 3.12, the Actual Deferral Percentage and Actual Contribution Percentage of any Eligible Employee or Participant, or any group of such individuals, shall be calculated to the nearest 1/100 of 1 percent (.0001).
    3.12 Corrective Distributions.
    (a) If at the end of any Plan Year a portion of the Elective 401(k) Contributions or Matching Contributions made on behalf of Participants who are Highly Compensated Employees cannot
be credited to their   Accounts because of the
limitations imposed under Section 3.8, 3.9 or 3.10 above, then the amount of the Excess 401(k) Contributions or Excess
Matching Contributions, as the case may be, which otherwise would be credited to the Accounts of such Participants (and the income thereon as determined in accordance with Section 3.13 below) shall be reduced and distributed to such Participants
(without regard to any other provision of the Plan) on the basis of the respective portions of such excess amounts attributable to such Participants. It is intended that such corrective distributions shall be made within 2 1/2 months following, and in all events shall be made within 12 months after, the end of the Plan Year to which such excess contributions relate.
    (b) The sequence of the reductions and distributions under subsection (a) above shall begin with the Highly
Compensated Employee having the highest actual deferral ratio or actual contribution ratio, as applicable. The amount of the Elective 401(k) Contributions or Matching Contributions otherwise allocable with respect to such Participant shall be reduced to cause his actual deferral ratio or actual contribution ratio, as applicable, to equal the ratio of the Highly
Compensated Employee having the next highest ratio (unless a lesser reduction would enable the satisfaction of the limitation being tested, in which case such lesser reduction shall be applied). This process shall continue until all the applicable limitations are satisfied, in which event the Trustee shall distribute the appropriate dollar amounts to the affected Participants.
    3.13 Attributable Income. For purposes of Sections 3.7(b) and 3.12(a) above, the income attributable to a
Participant's Excess Deferrals, Excess 401(k) Contributions or Excess Matching Contributions, as the case may be, for any
Plan Year shall be the gain or loss of the Trust for the Plan Year allocable to the Participant's Elective 401(k)
Contribution Account or Matching Contribution Account, as the case may be, multiplied by a fraction:
    (a) the numerator of which is the Participant's Excess Deferrals, Excess 401(k) Contributions or Excess Matching Contributions, as relevant, for the Plan Year; and
    (b) the denominator of which is the balance of the Participant's Elective 401(k) Contribution Account or Matching Contribution Account, as relevant, determined as of the end of the Plan Year, reduced by any gains or increased by any losses of the Trust allocated to such Account for the Plan Year.
    3.14 Treatment of Certain Family Members.
    (a) If with respect to any Plan Year an individual is a member of the family of a five percent owner of an Employer
(as defined in Code Section 416(a)(1)) or of a Highly Compensated Employee in the group consisting of the ten Highly
Compensated Employees paid the greatest Compensation (as defined in
Article 1 but determined, if applicable, without regard
to Code Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b)) during the Plan Year, then:
      (i)  such individual shall not be considered a separate
employee; and
     (ii) any Compensation paid to such individual (and any applicable contribution made on behalf of such individual)
    shall be treated as if paid to (or on behalf of) the five percent owner or Highly Compensated Employee as prescribed under applicable Treasury Regulations.
    (b) For purposes of this Section 3.14, the term "family" with respect to any Employee means his spouse and lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.
    (c) In the case of any Participant who, with respect to a Plan Year, is a Highly Compensated Employee subject to the family aggregation rule prescribed in (a) above, then the combined Actual Deferral Percentage and Actual Contribution
Percentage for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the
Elective 401(k) Contributions, Qualified Nonelective Contributions, Matching Contributions and Considered Compensation of
all Participants included in that family group.
    (d) The Elective 401(k) Contributions, Qualified Nonelective Contributions Matching Contributions and the Considered Compensation of all Participants who are members of a family group shall be disregarded for purposes of determining the
Actual Deferral Percentage and Actual Contribution Percentage for the non-Highly Compensated Employee group.
    (e) If an Employee is required to be aggregated as a member of more than one family group, all Participants who are members of those family groups that include that Employee are aggregated as one family group.
    (f) If so required, the determination and correction of Excess 401(k) Contributions or Excess Matching Contributions
of a Highly Compensated Employee subject to the foregoing family aggregation rules for any Plan Year shall be accomplished by reducing the actual deferral ratio or the actual contribution ratio, as applicable, in accord with the above and allocating said Excess 401(k) Contributions or Excess Matching Contributions for the family group among the members of such group in proportion to the Elective 401(k) Contributions or Matching Contributions, as relevant, made on behalf of each such family member that are combined to determine the actual deferral ratio or the actual contribution ratio, as applicable.
    3.15 Aggregation of Plans.    If in addition to this Plan an
Employer or other Affiliate maintains another qualified plan providing for elective employer contributions, matching contributions or employee contributions, then the Administrative Committee may treat this Plan and any or all such other plans as a single plan for purposes of applying the Actual Deferral Percentage test, the Actual Contribution Percentage test and the multiple use limitation set forth in Sections 3.8, 3.9 and 3.10 above. In that event, however, such aggregated plans shall similarly be treated as a single plan for purposes of the nondiscrimination provisions of Section 410(b) of the Code (other than as with respect to the application of the average benefits percentage test prescribed thereunder).
    3.16 Order of Testing. The testing for compliance with the various limitations imposed under this Article 3 shall be performed in the following order:
    (a) the testing for compliance with the Elective Deferral limitation set forth in Section 3.7; then
    (b) the performance of the Actual Deferral Percentage test set forth in Section 3.8; then
    (c) the performance of the Actual Contribution Percentage test set forth in Section 3.9; then
    (d) the testing for compliance of the multiple use limitation set forth in Section 3.10; and then
    (e) the testing for compliance with the Annual Addition limitation set forth in Section 3.6.
    3.17 Committee Rules. The Administrative Committee may adopt such rules as it deems necessary or desirable to impose limitations on the amount of Elective 401(k) Contributions chosen by Participants pursuant to Section 3.1 for the purpose of assuring that the various limitations prescribed under this
Article 3 are satisfied.
    3.18  Rollover Contributions.
    (a) Subject to the following terms and conditions, the Administrative Committee shall permit the transfer to the Trust Fund of a Rollover Contribution for the benefit of a Participant.
    (b) A Rollover Contribution is the entire amount held for the benefit of a Participant (other than that portion representing voluntary employee contributions)--
              (i)  in a trust which is exempt from tax under
Section 501(a) of the Code and is part of another plan described in Section 401(a) of the Code; or
             (ii) in an individual retirement account as defined in Section 408 of the Code, established by or for the benefit of the Participant, if attributable solely to an amount which was transferred to such individual retirement account as a rollover contribution satisfying the requirements of Section 408(d)(3) of the Code.
    (c) Any such Rollover Contribution shall be made from the Participant concerned within 60 days of the Participant's receipt thereof, or be made directly from such other trust or individual retirement account. All Rollover Contributions must be made in the form of cash.
    (d) Any Rollover Contribution which is transferred to the Trust Fund during a Plan Year for the benefit of a Participant shall be allocated as of the date received to a separate Rollover Account established and maintained on the Participant's behalf. A Participant shall at all times be fully vested and have a nonforfeitable interest in the balance of his Rollover Account.
    (e) Any Rollover Contribution with respect to a Participant received directly from a trust maintained under another plan (i.e., in a trust-to-trust transfer), and the earnings and losses of such Rollover Contribution, shall be segregated and separately account for under the Trust Fund. Any optional forms of benefit distributions available to such Participant under the transferor plan (i.e., the plan from which such Rollover Contribution was transferred) shall be made available hereunder to such Participant under the same terms and conditions as applied under the transferor plan, but only as to such segregated assets unless the same optional form of benefit distribution is generally made available under the Plan to Participants. Rollover Contributions received other than in a trust-to-trust transfer (including any amounts received in an eligible rollover distribution within the meaning of Code
Section 401(a)(31)), and all other amounts held under the Plan on behalf of the Participant, shall be distributed solely in accordance with the terms of this Plan.


                           ARTICLE 4
Allocation, Accounting and Investment Provisions
    4.1  Eligibility to Share in an Profit Sharing Contributions
and Forfeitures.
    (a) A Participant shall be eligible to share in the allocations of Profit Sharing Contributions and Profit Sharing Forfeitures with respect to a Plan Year if he is employed by an Employer or an Affiliate as of the last day of the Plan Year for which such contribution or forfeitures are being allocated. A Participant who is eligible to share in such contributions and forfeitures for a Plan Year shall be known as an "Eligible Participant" with respect to that Plan Year.
    (b) With respect to each Plan Year, a Participant shall be eligible to receive an allocation of Matching Contributions for each payroll period within such Plan Year for which he makes Elective 401(k) Contributions to the Plan, and shall further be eligible to receive a Qualified Nonelective Contribution allocation as prescribed in Section 3.2, regardless of whether he is employed by an Employer or an Affiliate as of the last day of that Plan Year.
    4.2 Allocations of Elective 401(k), Qualified Nonelective and Matching Contributions. As of the last day of each payroll period, there shall be allocated, respectively, to the Elective 401(k) Contribution Account, the Qualified
Nonelective Contribution Account and the Matching Contribution Account of each Participant the amounts of Elective 401(k) Contributions, Qualified Nonelective Contributions and Matching Contributions made by or on behalf of such Participant for such payroll period.
    4.3 Allocations of Profit Sharing Contributions and Forfeitures. Subject to the Annual Addition limitations prescribed under Section 3.6, the Tentative Profit Sharing Contribution established pursuant to Section 3.4 and any Profit Sharing Account Forfeitures which become allocable for a Plan Year shall be allocated to the Profit Sharing Account of each
Eligible Participant on the bases of such Eligible Participant's Age Factor, Projected Service Factor and Considered
Compensation in accordance with the following provisions.
    (a) The Age Factor with respect to each Eligible Participant shall be determined on the bases of the following table and the attained age of the Eligible Participant as of the last day of the Plan Year for which such determination is being made:
         Age       Factor         Age       Factor

         16        0.2583         41        1.5751
         17        0.2777         42        1.6932
         18        0.2985         43        1.8202
         19        0.3209         44        1.9567
         20        0.3449         45        2.1035
         21        0.3708         46        2.2613
         22        0.3986         47        2.4309
         23        0.4285         48        2.6132
         24        0.4606         49        2.8092
         25        0.4952         50        3.0198
         26        0.5323         51        3.2463
         27        0.5723         52        3.4898
         28        0.6152         53        3.7515
         29        0.6613         54        4.0329
         30        0.7109         55        4.3354
         31        0.7642         56        4.6605
         32        0.8215         57        5.0101
         33        0.8832         58        5.3858
         34        0.9494         59        5.7898
         35        1.0206         60        6.2240
         36        1.0972         61        6.6908
         37        1.1794         62        7.1926
         38        1.2679         63        7.7320
         39        1.3630         64        8.3119
         40        1.4652     65 and above  8.9353

    (b) The Projected Service Factor with respect to each Eligible Participant for any Plan Year shall be the number of full Years of Service which such Participant shall have completed at age 65 as then determined on the basis of the assumption that such Participant remains continuously employed by an Employer or an Affiliate until his attainment of age
65. Notwithstanding the foregoing, the Projected Service Factor of an Eligible Participant age 65 or older as of the end of any Plan Year shall be the number of full Years of Service completed by such Participant as of the last day of such Plan
Year.
    (c) For each Eligible Participant, there shall then be performed a calculation to arrive at the product of the following multipliers:
         (i) the Eligible Participant's Age Factor as determined in (a) above;
         (ii) the Eligible Participant's Projected Service Factor as determined in (b) above; and
         (iii) the Eligible Participant's Considered Compensation for such Plan Year.
    The product of such calculation shall hereafter be referred to as the Eligible Participant's "Weighing Factor."
    (d) The sum of the Tentative Profit Sharing Contribution and any Profit Sharing Forfeitures allocable for the Plan
Year shall then be provisionally allocated to the Profit Sharing Account of each Eligible Participant in an amount equal to the ratio that the Weighing Factor of that Eligible Participant bears to the sum of the Weighing Factors of all Eligible Participants.
    (e) If the provisional allocation amount as determined in (d) above does not result in the Eligible Participant's total Annual Additions for the Plan Year to exceed the Maximum Annual Addition with respect to such Participant for such year as determined in Section 3.6, then such provisional allocation amount shall be allocated to such Eligible Participant's
Profit Sharing Account.
    (f) If the provisional allocation amount as determined in (d) above will result in any Eligible Participant's total
Annual Additions for the Plan Year to exceed the Maximum Annual Addition with respect to such Participant for such year, then the permissible portion of such provisional amount shall be allocated to such Eligible Participant's Profit Sharing
Account. The remaining portion of such provisional allocation shall be treated as an Excess Tentative Contribution, and shall thus reduce the amount of the actual amount of Profit Sharing Contribution to be made under the Plan for such Plan
Year as otherwise prescribed under Section 3.4.
    4.4  Investment Funds and Elections.
    (a) The Trust Fund shall be divided into separate investment funds ("Investment Funds") as provided in this Section
4.4. Each Investment Fund, as may from time to time be established, shall be a common fund in which each Participant shall have an undivided interest in the respective assets of such Investment Fund. Except as otherwise provided, the value of each Participant's Accounts in any Investment Fund shall be measured by the proportion that the net credits to his Accounts maintained under such Investment Fund bear to the total net credits to the Accounts of all Participants and beneficiaries maintained under such Investment Fund as of the date that such share is being determined. For purposes of the allocation of income and periodic valuations, each Investment Fund shall be considered separately. No Investment Fund shall share in the gains or losses of any other, and no Investment Fund shall be valued by taking into account any assets of or distributions from any other.
    (b) The particular Investment Funds to be made available under the Plan shall be determined from time to time in accordance with the general investment policy established by the Board of Directors, and by the implementation of such investment policy by the Investment Committee, as prescribed in
Section 8.1. At all times, however, there shall be made available at least three separate Investment Funds, each of which is diversified and has materially different risk and return characteristics. The Investment Committee may from time to time make available additional Investment Funds adhering to the general investment policy established by the Board of Directors, and may also direct that Investment Funds with similar investment objectives be consolidated.
    (c) Upon becoming eligible to participate in the Plan, a Participant may make an election directing that the contributions to be made by him or on his behalf under the Plan be credited to one or more of the Investment Funds, in multiples of 10 percent of the aggregate of all such contributions up to 100 percent thereof. In the event a Participant declines or otherwise fails to make such an election, the contributions made under the Plan with respect to such Participant shall be allocated to one or more Investment Funds pursuant to the direction of the Investment Committee.
    (d) Each Participant may also elect to change the investment of all future contributions to the Plan in any multiple of 10 percent of such contributions, effective as of any subsequent Election Effective Date.
    (e) A Participant (or a beneficiary of a deceased Participant) may elect to transfer amounts from one Investment Fund to another, in multiples of 10 percent of the value of the Account maintained under the transferor Investment Fund, effective as of any Election Effective Date.
    (f)  In order to be effective, an election made under this
Section 4.4 must be submitted to the Administrative
Committee or its delegate with a reasonable time before the applicable Election Effective Date. In this regard, such a submission will be deemed to have been provided in such a reasonable time if it is made at least 30 days before the intended Election Effective Date.
    (g) The Administrative Committee from time to time in its discretion adopt administrative rules and procedures, and may impose other guidelines and limitations pertaining to investment elections as such Committee shall deem to be appropriate for the efficient administration of the Plan. Any costs charged by an Investment Fund with respect to a transfer of assets may be charged to the Account of the Participant electing such transfer.
    4.5 Valuation of Accounts. Except as may be specifically be provided otherwise, as of each Valuation Date, each Account of a Participant (or a beneficiary of a deceased Participant) in each Investment Fund shall equal:
    (a) the Participant's account balance, if any, in that Investment Fund for that Account as of the immediately preceding Valuation Date (after adjusting for any transfers between Investment Funds pursuant to Section 4.4); minus
    (b) any withdrawal or other distributions made from that Account since the immediately preceding Valuation Date; plus
    (c) the net earnings of such Account, after adjusting for expenses and losses, if any, since the immediately preceding Valuation Date; plus
    (d) the amount of contributions, if any, made to that Investment Fund for that Account by or on behalf of the Participant since the immediately preceding Valuation Date, plus any amounts allocated to that Investment Fund for that Account pursuant to Section 4.6.
    4.6  Doskocil Stock Fund.
    (a) The Doskocil Stock Fund is an investment fund into which was credited shares of voting common stock issued by Doskocil pursuant to the direction of Participants as permissible under the terms of the Plan as in effect prior to January
1, 1990. Notwithstanding any provision of this Article 4 to the contrary, the Doskocil Stock Fund shall be treated separate and apart from the Investment Funds described in Section 4.4.
    (b) A Participant shall not have the right to have amounts held in any other Investment Fund transferred to the Doskocil Stock Fund, nor may he direct that contributions made by him or on his behalf under the Plan be credited to the Doskocil Stock Fund.
    (c) A Participant (or a beneficiary of a deceased Participant) having amounts credited on his behalf under the Doskocil Stock Fund may elect to have all or a portion of such amounts liquidated and the proceeds transferred to any other Investment Fund, effective as of any Election Effective Date, in accordance with the procedures set forth in Section 4.4.
    (d) In the event that the Board of Directors directs the Trustee to liquidate all or any portion of the Doskocil stock held on behalf of Participants under the Doskocil Stock Fund, or if any cash dividends are paid with respect to Doskocil stock, such proceeds or dividends, as the case may be, shall be credited to an Investment Fund or Funds in accordance with each such Participant's investment election as then in effect.


                             ARTICLE 5
                Amount of Payments to Participants
    5.1 General Rule. Upon the retirement, resignation, death or other termination of employment of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund an amount equal to the sum of:
    (a) the value of his Matching Contribution and his Profit Sharing Accounts, to the extent that he is then vested in such Accounts as determined in accordance with the succeeding provisions of this Article 5; and
    (b) the value of all other Accounts maintained on his behalf under the Plan.
The right of all persons to receive any payments under this Plan shall be subject to the provisions of Article 6 concerning the time and manner of making distributions.
    5.2 Normal Retirement. Any Participant may retire on or after his Normal Retirement Date. The value of the Matching
Contribution and Profit Sharing Accounts of a Participant whose Severance Date does not precede his Normal Retirement Date shall become nonforfeitable upon his Normal Retirement Date. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.
    5.3  Vesting Schedule.
    (a) If the Severance Date of a Participant occurs prior to his Normal Retirement Date, the nonforfeitable status of the Participant's Matching Contribution and Profit Sharing Accounts shall be determined in accordance with the following schedule:

                                       The Nonforfeitable
    If His Years of Vesting            Percentage of His Matching
    Service as of His Severance        Contribution and Profit
    Date Shall Have Been               Sharing Accounts Shall Be

    Less than 3                                0%
    3 or more                                100%

    (b) Notwithstanding the foregoing, each Covered Employee eligible to participate in the Plan on July 1, 1993 shall at all times be fully vested and have a nonforfeitable interest in his Matching Contribution Account and his Profit Sharing
Account.
    5.4  Treatment of Forfeitures.
    (a) If as of his Severance Date a Participant does not have a fully vested, nonforfeitable interest in his Matching
Contribution and Profit Sharing Accounts, then the value of such Accounts shall be treated as a forfeiture as of the earlier of (i) the Valuation Date immediately following the date the Participant (or his beneficiary) receives a distribution from the Plan, or (ii) the end of the Plan Year in which such Severance Date occurred, but only, in each case, if the Participant is then not reemployed by an Employer or an Affiliate.
    (b) Forfeitures of a Participant's Matching Contribution Account arising as of any date shall be applied, and thus shall reduce, the amount of the Matching Contributions to be made by the Employers for succeeding payroll periods pursuant to Section 3.3.
    (c) Forfeitures of a Participant's Profit Sharing Account shall become allocable to the Profit Sharing Accounts of Eligible Participants as prescribed in Section 4.3.
    (d) If a terminated Participant whose Matching Contribution and Profit Sharing Accounts were forfeited upon his earlier separation from service is reemployed by an Employer or an Affiliate prior to his incurring 5 consecutive One-Year
Breaks in Service, and if before the fifth anniversary of his reemployment the Participant repays the full amount of his other Accounts previously distributed to him (if any), the amount of the repayment and the amount of his Matching
Contribution and Profit Sharing Accounts which was previously forfeited shall be restored to his respective Accounts as of the date of such repayment (or, if the Participant had not previously received a distribution, as of the first day of the calendar quarter coinciding with or next following his reemployment). Such restoration shall be made from the applicable forfeitures which otherwise would be allocable for the Plan Year in which such restoration event occurs, or, to the extent such forfeitures are insufficient or have not arisen, shall require a supplemental contribution from the Employers.


                          ARTICLE 6
                        Distributions
    6.1  Distributions to Participants.
    (a) Except as may otherwise be provided in this Article 6, benefits under the Plan which are distributable to any
Participant shall be distributed, as the Participant may elect, in a non-annuity form, as a direct transfer to an eligible retirement plan, or in an annuity form, (or, to the extent allowable, in combination thereof) pursuant to and subject to the terms and conditions prescribed below.
    (b) A Participant may elect to receive his benefits under the Plan distributed to him in a lump sum payment.
Alternatively, a Participant may elect a partial payment form of distribution providing the Participant with a distribution of a portion of the value of his Accounts, with the remaining balance retained for distribution at a later date. A
Participant electing the partial payment form of distribution must indicate on the distribution election form the amount of the partial payment. The Administrative Committee shall establish a policy and procedures regarding the order in which partial payments are to be charged against particular Investment Funds and against particular Accounts maintained under such Investment Funds. All partial payments to be made from an Account under a Investment Fund must be for at least $250, or, if less, the total value of the Account.
    (c) In lieu of receiving his benefits in a non-annuity form described above, effective on and after January 1, 1993, a Participant may elect to have such benefits transferred directly to an eligible retirement plan. In this regard, an
"eligible retirement plan" means:
           (i) a trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, and which forms part of a defined contribution plan, the terms of which permit the acceptance of rollover contributions;
          (ii) an individual retirement account or an individual retirement annuity (other than an endowment contract)
    described, respectively, in Sections 408(a) or (b) of the Code;
or
         (iii)  an annuity plan described in Section 403(a) of the
Code.
    (d) Notwithstanding the foregoing, if the total amount to be distributed to a Participant during a Plan Year is expected to be less than $200, then such distributions shall be made in a lump sum payment. In addition, if the total amount to be distributed to a Participant for a Plan Year exceeds $500, the Participant may elect to have a portion of such distributable amount paid to him in a lump sum payment or as a partial payment as prescribed in (b) above, with the remainder transferred directly to an eligible retirement plan; provided, however, that the portion elected to be so directly transferred must be for at least $500. In no event may a Participant elect to have a distribution transferred directly to more than one eligible retirement plan. Nor may a Participant elect to have a portion of his benefits transferred directly to an eligible retirement plan, with the remaining portion paid to him in an annuity form as described in (e) below.
    (e) Subject to subsection (f) below, a Participant may elect, in lieu of one of the distribution forms described in subsections (b) and (c) above, to have the distributable balance of his Accounts under the Plan paid to him in one of the following annuity forms, but only if the value of such distributable balance does not exceed $3,500 (and has not exceeded $3,500 during any period in which so distributable):
    (i)  if the Participant is married, as a Qualified Joint and
Survivor Annuity;
    (ii) as a single life annuity;
    (iii) as a monthly annuity payable for the life of the Participant and continuing after his death for the life of his designated contingent annuitant (which annuitant may be his spouse); or
    (iv) as a annuity payable for the life of the Participant, with a term certain not to exceed five years.
    (f) Notwithstanding the foregoing, a Participant who is married as of his Benefit Commencement Date may not elect an annuity described in subsection (e) (ii), (iii) or (iv) above unless the Participant waives the Qualified Joint and Survivor Annuity form of distribution, and his spouse consents to such waiver, as prescribed in Sections 6.6(c) and 7.1(c).
    (g) Benefits payable in the form of an annuity under subsection (d) above (or, if applicable, as a Qualified Preretirement Survivor Annuity under Section 7.2) may be paid by distributing to the Participant or surviving spouse, as the case may be, an annuity contract purchased by the Trustee at the direction of the Administrative Committee for an amount equal to the distributable balance of the Participant's Accounts as of the Valuation Date immediately preceding the date such contract is purchased on the distributee's behalf. Benefits distributed under such annuity contract shall be subject to the same consent and other conditions that would apply if such benefits were paid in the applicable annuity form directly from the Trust Fund. Any such annuity contract shall be non-assignable and noncommutable. Delivery of any such contract shall be in full satisfaction of the rights of the distributee under this Plan, and upon the delivery of any such contract, the distributee shall not have any interest in the Trust Fund but shall look solely to the insurer issuing such contract for the payment of benefits.
    6.2  Distributions to Beneficiaries.
    (a) Except as otherwise provided in this Section 6.2 (and, in the case of a married Participant, subject to the provisions of Section 7.2), benefits under the Plan which are distributable by reason of a Participant's death shall be distributed to the person effectively designated by the Participant as his beneficiary. Such distribution shall be made in a lump sum or as a partial payment as described in Section 6.1(b). Effective on and after January 1, 1993, a beneficiary who is the surviving spouse of a Participant may alternatively elect to have all or a portion of such survivorship benefits transferred directly to an individual retirement account or an individual retirement annuity (other than an endowment contract) described, respectively, in Sections 408(a) and (b) of the Code under the terms and conditions generally set forth in Section 6.1(c) and (d) above.
    (b) To be effective, a beneficiary designation must be filed with the Administrative Committee or its delegate in such written form as the Administrative Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time of his death which fails to name his surviving spouse as the sole, primary beneficiary shall not be effective unless such surviving spouse has consented to the designation as provided in Section 6.6. A Participant may change his beneficiary designation at any time by filing with the Administrative
Committee or its delegate a new beneficiary designation (with such spousal consent as may be required).
    (c) If a Participant dies and has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the designated beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid to the Participant's surviving spouse, or, if there is no surviving spouse, to the executor or administrator of the Participant's estate.
    (d) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Account shall be paid:
      (i) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the deceased beneficiary in accordance with such
designation; or
     (ii) if no such beneficiary has been named, to the executor, administrator or other authorized representative of the beneficiary's estate.
    (e) A Participant's beneficiary may either be a natural person or a trust, the beneficiary of which is a natural person.
    6.3  Commencement of Distributions.
    (a) Except as otherwise provided in this Section 6.3, a Participant may request a distribution from his Accounts to be made as of any Valuation Date coinciding with or following the Participant's Severance Date (or as soon thereafter as is practicable), provided that such request is properly submitted to the Administrative Committee or its delegatee at least
30 days before such Valuation Date. In the event the request for distribution is properly submitted within 30 days of a
Valuation Date, then such distribution shall be made as of the following Valuation Date. Notwithstanding the foregoing, unless a Participant elects otherwise in writing, distributions shall commence no later than the 60th day after the close of the Plan Year in which falls the Participant's (i) Normal Retirement Date or (ii) Severance Date, whichever is later.
    (b) Notwithstanding subsection (a) above, if the distributable value of a Participant's Accounts exceeds $3,500 (or at the time of any prior distribution exceeded $3,500) and if such Accounts are immediately distributable, then in no event shall a distribution of any portion of such Accounts be made prior to the Participant's Normal Retirement Date without the Participant's written consent. In addition, if such a Participant is married and the Participant elects an annuity form of benefit other than a Qualified Joint and Survivor Annuity, then the payment of such annuity benefits may not commence prior to the Participant's Normal Retirement Date without the further written consent of the Participant's spouse made in a manner similar to that described in Section 6.6(b). Not less than 30 days and no more than 90 days before such a
Participant's Benefit Commencement Date, the Administrative Committee shall provide the Participant with written notice of his right to defer the commencement of the distribution of his benefits until his Normal Retirement Date (or until such later benefit deferral date as may be available under the Plan). Except with respect to distributions to be made on or after a Participant's Normal Retirement Date, in no event shall a distribution be made to Participant to whom this subsection (b) applies less than 30 days after such notice has been provided.
    (c) Notwithstanding the provisions of (b) above, the consent of the Participant to a distribution shall not be required to the extent that the distribution is required to satisfy
Section 401(a)(9) or Section 415 of the Code.  In
addition, upon termination of this Plan, and if neither an Employer nor any Affiliate maintains another defined contribution plan (other than an employee stock ownership plan as defined in
Section 4975(e)(7) of the Code), the Participant's Accounts
may, without the Participant's consent, be distributed to the Participant. However, if an Employer or any Affiliate
maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7)
of the Code), then the Participant's Accounts shall be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution hereunder.
    (d) In all events, distributions to a Participant shall commence on or before the April 1 following the calendar year first following the Participant's Required Distribution Year. The amount of such initial distribution, and the amount and timing of any subsequent distributions, shall be made in accordance with the provisions of the Code Section 401(a)(9) and the regulations promulgated thereunder (including the minimum distribution incidental benefit requirement provisions of IRS Regulation Section 1.409(a)-2), which statutory provisions and regulations are specifically incorporated by reference herein.
    (e) Except as provided in subsection (f) below, distributions of benefits to a beneficiary who is the surviving spouse of a Participant shall be made, if so directed by the spouse, within a reasonable time after the Participant's death, and, in all events, shall be made (or, if payable over the life or life expectancy of the beneficiary, shall commence) on or before the last day of the calendar year in which falls the later of (i) the date the Participant would have attained age
70-1/2 had he survived, or (ii) the first anniversary of the Participant's date of death. Distributions to any other beneficiary (including, if applicable, to the beneficiary of the deceased beneficiary of a Participant) shall be made on or before the last day of the calendar year in which falls the fifth anniversary of the Participant's date of death.
    (f) Notwithstanding the provisions of subsection (e) above, if the beneficiary of a deceased participant is his surviving spouse, and if such surviving spouse dies (i) prior to receiving the full amount of survivorship benefits payable to such spouse, and (ii) before the date distributions were required to commence pursuant to subsection (e) above, then the entire remaining balance of such survivorship benefits shall be distributed to the spouse's beneficiary on or before the last day of the calendar year in which falls the fifth anniversary of the spouse's date of death.
    (g) If distribution of a Participant's Accounts has commenced and the Participant dies (i) before the entire balance of his Accounts have been distributed to him and (ii) on or after April 1 following his Required Distribution Year, and if the distributions to such Participant were designed to be paid over his life or life expectancy (or the joint life or life expectancies of the Participant and his beneficiary), then the remaining balance of such Accounts shall be distributed to the Participant's beneficiaries as least as rapidly as under the method of distribution in effect at the time of the
Participant's death.
    (h) Notwithstanding anything in this Section 6.3 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than
60 days after the earliest date on which such amount can be
ascertained.
    (i) Not more than 90 days prior to a Participant's Benefit Commencement Date, the Administrative Committee shall furnish each Participant (or other beneficiary entitled to a distribution) with a written notice of the distribution options described in Sections 6.1 and 6.2 of the Plan, and the general income taxation applicable to each form of distribution.
    6.4 Deferred Distributions. If the distribution of all or any portion of a Participant's Accounts is deferred, the undistributed vested balance of such Accounts shall share in the net earnings or losses of the Trust Fund as provided in
Section 4.5.
    6.5  Unclaimed Distributions.   In the event any distribution
cannot be made because the person entitled thereto cannot
be located and the distribution remains unclaimed for 5 years after the distribution date established by the Administrative
Committee, then such amount shall be treated as a Profit Sharing Account forfeiture and allocated in accordance with Section
4.3. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the
Participant's Accounts in a manner similar to the restoration of forfeitures described under Section 5.4(d).
    6.6  Form of and Consent to Elections.
    (a) Any election, revocation of an election, application for benefits or beneficiary designation made under the Plan shall not be effective unless it is (i) made on such form, if any, as the Administrative Committee may prescribe for such purpose; (ii) in writing; (iii) signed by the Participant or spouse as the case may be; and (iv) filed with the
Administrative Committee or its delegate.
    (b) In addition, any designation of beneficiary to be made under Section 6.2(a) by a married Participant (other than a designation of his spouse as his sole, primary beneficiary) must be consented to by the Participant's spouse. Such consent must be in writing, must acknowledge its effect, and must be witnessed by a Plan representative or notary public. Once consented to by the Participant's spouse, a Participant's designation of beneficiary may not be changed during the continued period of marriage without the spouse's further consent.
    (c) In addition, an election by a married Participant to waive the Qualified Joint and Survivor Annuity form of benefit under Section 7.1 shall not be effective unless such election (i) specifies the optional form of benefit elected in lieu of such annuity form, (ii) specifically identifies the contingent annuitant (if applicable), and (iii) is consented to by the Participant's spouse. Such spousal consent must be in writing, must acknowledge its effect, and must be witnessed by a Plan Representative or a notary public. Once consented to by the Participant's spouse, a Participant's election in regard to an optional form of benefit may not be changed during the continued period of marriage without the spouse's further consent, unless the change is a reversion to the Qualified Joint and Survivor Annuity.
    (d) Notwithstanding subsections (b) and (c) above, the consent of the spouse of a Participant is not required if, at the time of filing such election, the Participant establishes to the satisfaction of the Administrative Committee that the consent of the spouse cannot be obtained because there is no spouse, such spouse cannot be located, or by reason of such other circumstances as may be prescribed by regulations.
    (e) Any consent of a spouse (or establishment that the consent cannot be obtained) shall be effective only with respect to that spouse.
    6.7  In-Service Withdrawals.
    (a) Any Participant for whom a Voluntary Contribution Account is maintained under the Plan may withdraw part or all of the funds credited to such Account, to the extent not previously
withdrawn.      (b)  Any Participant who has attained
age 59-1/2 may withdraw part or all of the funds credited to his Accounts under the Plan to the extent not previously withdrawn.
    (c) Any Participant under the age of 59-1/2 may withdraw from his Elective 401(k) Contribution Account and his
Qualified Nonelective Contribution Account part or all of the sum of the Elective 401(k) Contributions and Qualified
Nonelective Contributions contributed by him or on his behalf to the Plan (but not the earnings thereon), to the extent not previously withdrawn, if the withdrawal is made on account of a hardship within the meaning of Section 6.8 below.
    (d) Notwithstanding the foregoing, in the case of a Participant who has an unpaid loan made pursuant to Section 6.9, no withdrawal shall be permitted to the extent that the amount thereof would reduce the value of the nonforfeitable portion of a Participant's Accounts below an amount equal to twice the amount of the unpaid loan.
    (e) To effectuate a withdrawal, a Participant must submit the required form to the Administrative Committee or its delegate, and must indicate on such form the amount requested to be withdrawn. The Administrative Committee shall establish a policy and procedures regarding the order in which withdrawals are to be charged against particular Investment Funds and against particular Accounts maintained under such Investment Funds. All withdrawals from an Account under any Investment
Fund must be for at least $250, or, if less, the total value of the Account.
    (f) All withdrawals under the Plan shall be made as soon as practicable after the end of each calendar month, provided that the request for such withdrawal is received by the Administrative Committee or its delegate at least 30 days prior to the end of such month. Withdrawals for which the request forms are not received before such 30 day period shall be paid after the end of the succeeding month.
    (g) Withdrawals made under this Section 6.7 shall be paid in a lump sum or, if the Participant so elects as with respect to a withdrawal from other than his Voluntary Contribution Account, by a direct transfer to an eligible retirement plan as prescribed in Section 6.1(b).
    (h) A Participant making a hardship withdrawal under subsection (c) above shall be suspended from having further Elective 401(k) Contributions and Qualified Nonelective Contributions made by or on his behalf under this Plan or any other plan maintained by an Employer or an Affiliate until the beginning of the first payroll period coincident with or next following the end of a period of twelve months commencing with the date of such withdrawal. Consequently, Matching
Contributions shall also cease to be made on the Participant's behalf during such suspension period.
    (i) Upon making a withdrawal on account of a hardship, the dollar limitation on Elective 401(k) Contributions applicable to the Participant under Section 3.7 for the calendar year immediately following the calendar year in which such withdrawal is made shall be reduced by the sum of the of Elective 401(k) Contributions and Qualified Nonelective
Contributions made to the Plan by or on the Participant's behalf for the calendar year of the hardship withdrawal.
    6.8  Rules Applicable to Hardship Withdrawals.
    (a) For purposes of Section 6.7(c), a withdrawal shall be deemed to be made on account of a Participant's hardship only if the withdrawal (i) is made on account of an immediate and heavy financial need of the Participant, and (ii) is necessary to satisfy such financial need.
    (b) The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.
    (c) A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is on account of:
           (i) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code Section
152), or necessary for those persons to obtain the medical care described in Code Section 213(d);
          (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the
    Participant;
         (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152);
          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or
           (v) such other reasons as the Commissioner of the Internal Revenue may prescribe.
    (d) A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need, or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. This determination is to be made on the basis of all relevant facts and circumstances. In this regard, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. The amount necessary to satisfy an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
    (e) A withdrawal may be treated as necessary to satisfy a financial need if the Administrative Committee reasonably relies upon the Participant's representation that the need cannot be relieved:
           (i) through reimbursement or compensation by insurance or otherwise;
          (ii) by reasonable liquidation of the Participant's assets; or
         (iii) by other distributions or nontaxable loans (at the time of the loan) from plans maintained by an Employer, an Affiliate or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.
The need will not be considered able to be relieved by any of the above actions if the effect would be to increase the amount of the need.
    (f) A distribution shall be deemed necessary to satisfy an immediate and heavy financial need if:
           (i) the distribution is not in excess of the amount necessary to satisfy the Participant's immediate and heavy financial need (which may include amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);
          (ii)  the Participant has first obtained all
distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by an Employer or an Affiliate;
         (iii) the Participant's Elective 401(k) Contributions and Qualified Nonelective Contributions for the next taxable year under this Plan and any other plans maintained by an Employer or an Affiliate are limited to the applicable Elective Deferral limit referred to in Section 3.7(a) for that year, less the Participant's Elective 401(k)
    Contributions and Qualified Nonelective Contributions for the year in which he receives the hardship withdrawal;
          (iv) the Participant is precluded, under the terms of a legally enforceable agreement, from making any further
    Elective 401(k) Contributions, and from having any further elective employee contributions and qualified nonelective contributions made on his behalf under this Plan or any other plan maintained by an Employer or an Affiliate, until the beginning of the first payroll period coincident with or next following the end of a period of twelve months commencing with the date of such withdrawal. Consequently, Matching Contributions shall cease to be made on the
    Participant's behalf under this Plan during such suspension period. For purposes of this paragraph (iv) "any other plan" includes all qualified and nonqualified plans of deferred compensation, all stock option, stock bonus and similar plans, and any cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125;
    but the term does not include a health or welfare plan, including one that is part of a cafeteria plan within the meaning of Section 125; and
            (v) the distribution meets such other requirements as the Commissioner of Internal Revenue may prescribe.
    (g) The denial of a Participant's request for a hardship withdrawal shall be treated as a denial of a claim for a benefit under the Plan, and shall thus be subject to the claim and review provisions set forth under Section 6.11.
    6.9  Loans.
    (a) Upon the request of a Participant, the Administrative Committee may authorize a loan to such Participant. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that no loan shall be made to a Participant who has terminated his employment with the Employer and all Affiliates unless otherwise required under ERISA.
    (b) The amount of any loan to a Participant may not be less than $1,000, nor shall it exceed the lesser of:
         (i) 50 percent of the amount which he would be entitled to receive from his Accounts, if any, if he then had resigned from the service of an Employer and all Affiliates; and
        (ii)  $50,000, reduced by the excess (if any) of--
              (A)  the highest outstanding balance of the
Participant's loans from the Plan, or from any other qualified plan maintained by an Employer or an Affiliate, during the one-year period ending on the date before the date on which the loan was made, over
              (B) the outstanding balance of the Participant's loans from the Plan, or from any other qualified plan maintained by an Employer or an Affiliate, on the date on which such loan was made.
    (c) Loans shall be made on such terms as the Administrative Committee may prescribe, provided that any loan shall be evidenced by a note, shall bear a rate of interest on the unpaid principal thereof commensurate with that charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be secured by the Participant's Accounts and any other security as the Administrative Committee in its discretion deems appropriate. All loans made under the Plan shall be subject to an administrative service charge.
    (d) All loans shall be repaid by the Participant by payroll deductions or any other method approved by the Administrative Committee at least quarter-annually, over a period not to exceed 5 years, in accordance with a substantially level amortization schedule.
    (e) Loans shall be deemed to be an earmarked investment of the Trust Fund by the Participant with respect to his Accounts. For purposes of Section 4.5, the interest paid on such loans, together with any income or expenses associated with any such loans, shall as of each Valuation Date be credited or charged, as the case may be, to the Account or Accounts of the Participant from which such loan was made.
    (f) The Administrative Committee shall establish a policy and procedures regarding the order in which loans are to be charged against particular Investment Funds and against the particular Accounts maintained under such Investment Funds.
    (g) Loans shall not be made with respect to a Participant's QVEC Account(if applicable), nor may the value of a Participant's QVEC Account be taken into account for purposes of the 50 percent limitation set forth in subsection(b)(i) above.
    (h) If as of the Participant's Benefit Commencement Date there remains any unpaid balance of any loan, including any unpaid interest, such unpaid balance shall be charged first against his Accounts, before distribution to the Participant.
If after charging the Participant's Accounts with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.
    (i) The terms and conditions of a loan program initiated pursuant to this Section 6.9 shall be contained in a written document forming part of the Plan. Such document shall include the following information:
         (i) the identity of the person or positions authorized to administer the loan program;
        (ii)  the procedure for applying for loans;
       (iii)  the basis on which loans shall be approved or denied;
        (iv) limitations (if any) on the types and amount of loans offered;
         (v) the procedure under the program for determining a reasonable rate of interest;
        (vi) the types of collateral which may secure a Participant loan; and
       (vii) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.
    6.10 Facility of Payment. When, in the Administrative Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Administrative Committee may direct that payments be made:
    (a)  directly to the Participant or beneficiary;
    (b) to a duly appointed guardian or conservator of the Participant or beneficiary;
    (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;
    (d)  to an adult relative of the Participant or beneficiary; or
    (e) directly for the benefit of the Participant or beneficiary.
Any such payment shall constitute a complete discharge therefor with respect to an Employer, the Administrative Committee, the Plan, and the Trustee.
    6.11 Claims Procedure.
    (a) Any person who believes that he is entitled to receive a benefit under the Plan, including one greater than that initially determined to be payable, may file a claim in writing with the Administrative Committee or its delegate.
    (b) The Administrative Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:
      (i)  the specific reason or reasons for the denial;
     (ii) specific references to pertinent Plan provisions on which the denial is based;
    (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (iv)  an explanation of the Plan's claim review procedure.
    (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:
     (i) submit a written request for review to the Administrative Committee;
     (ii)  review pertinent documents; and
    (iii)  submit issues and comments in writing.
    (d) The Administrative Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
    (e) The 90-day and 60-day periods described in subsections (b) and (d), respectively, may be extended at the discretion of the Administrative Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.
    (f) Participants and beneficiaries shall not be entitled to challenge the Administrative Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Section. The Administrative Committee's decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.

                            ARTICLE 7
                       Survivor Annuity Rules
    7.1  Qualified Joint and Survivor Annuity.
    (a) Notwithstanding any provision of Section 6.1(d) to the contrary, a married Participant shall not be permitted to elect an annuity form of distribution under the Plan (other than a Qualified Joint and Survivor Annuity) unless such
Participant, with the written consent of his spouse as provided under Section 6.6(c), has properly waived the Qualified
Joint and Survivor Annuity pursuant to subsection (c) below.
    (b) Upon the receipt of a married Participant's request for an annuity form of distribution, the Administrative
Committee or its delegate shall furnish such Participant with a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to make, and the effect of, a Qualified Joint and Survivor
Annuity waiver election; the rights of the Participant's spouse; the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity, and the effect of such a revocation. Such explanation shall also include a general description of any optional forms of benefits available to the Participant under the Plan, information explaining the relative value of such optional forms of benefits and notice of the Participant's right, if any, to defer receipt of the distribution. This general explanation shall be furnished to a Participant not less than 30 days and no more than 90 days before the Participant's Benefit Commencement Date.
    (c) A married Participant may elect to waive the Qualified Joint and Survivor Annuity and to receive another available annuity form of distribution at any time after the Participant receives the notice described in subsection (b) above and within his Election Period. A Participant's "Election Period" for this purpose is the 90-day period preceding his Benefit Commencement Date. Such election may be revoked by the Participant at any time during the Election Period, and if so revoked, the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he again properly elects within the Election Period and with the written consent of his spouse, not to receive his benefit in such form. Elections and revocations may continue to be made under this subsection throughout the Election Period.
    7.2  Qualified Preretirement Survivor Annuity.         The
provisions of this Section 7.2 shall apply only with respect to a Participant (i) who elects any annuity form of distribution under the Plan(including a Qualified Joint and Survivor
Annuity), (ii) who dies after making such election but before his Benefit Commencement Date, and (iii) who was married to the same spouse throughout the one-year period preceding the date of his death.
    (a) Upon the death of a Participant to whom this Section 7.2 applies, an amount equal to 50 percent of the distributable balance of the Participant's Accounts shall be applied toward the purchase of an annuity contract providing such spouse with monthly payments for the period of her lifetime (which annuity is referred to herein as a "Qualified
Preretirement Survivor Annuity"). The remaining balance of such Participants Accounts shall be paid to his beneficiary (who may in fact be his spouse) as otherwise provided in Section 6.2.
    (b) Notwithstanding the foregoing, the surviving spouse of a deceased Participant may elect, after the death of the Participant, to receive the benefits otherwise payable to her as a Qualified Preretirement Survivor Annuity in the form of a lump sum payment, or as a direct transfer to an individual retirement account or individual retirement annuity as generally prescribed in Section 6.2.


                            ARTICLE 8
                      Named Fiduciaries;
            Allocation of Responsibilities; Administration
    8.1 Named Fiduciaries. The following persons are named as fiduciaries under this Plan and shall be the only named fiduciaries hereunder:
    (a) Doskocil, as Plan sponsor, acting through its Board of Directors, shall be responsible for all fiduciary functions under the Plan except insofar as any such authority or responsibility is assigned by or pursuant to the Plan to another named fiduciary. In that regard, Doskocil shall be the "Administrator" of the Plan within the meaning of ERISA. Authority and responsibility reserved or assigned to Doskocil shall be exercised by its Board of Directors, and shall include:
           (i) the design of the Plan, including the right to amend and to terminate the Plan;
          (ii)  the funding of the Plan as provided hereunder;
         (iii) the designation of all named fiduciaries of the Plan, including the right to remove or replace any of them;
          (iv) establishment of the general investment policy of the Plan;
           (v) periodic monitoring and evaluating the performance of all named fiduciaries; and
          (vi) the employment of persons to provide services and advice necessary to the performance of such functions.
Doskocil may, by resolution of its Board of Directors, delegate to any member of the Investment Committee and/or any officer of an Employer any authority or responsibility reserved or assigned to Doskocil pursuant to the Plan.
    (b) The Trustee shall be a bank or trust company appointed by the Board of Directors. Subject to any powers of Doskocil or a Committee to direct actions of the Trustee as provided in the trust agreement, the Trustee shall have exclusive authority, responsibility and discretion to manage and control the assets held in its trust, in accordance with such short and long-term objectives of the Trust Fund as are communicated to the Trustee by Doskocil or the Investment Committee, except to the extent that Doskocil or the Investment Committee has delegated such authority, responsibility or discretion to one or more Investment Managers pursuant to the terms of the trust agreement and as provided in (e) below.
    (c) An Investment Committee, the members of whom shall be appointed by the Board of Directors, shall have responsibility and authority to assure the implementation of the investment policy of the Plan, including:
           (i) monitoring and evaluating, pursuant to guidelines set by the Board of Directors, the performance of the
    Trustee and any Investment Manager and the transmittal of information to the Trustee and Investment Manager concerning estimated contributions and disbursements;
          (ii) making recommendations to the Board of Directors as to the appointment, continuance or removal of the
    Trustee;
         (iii) determining the Investment Fund or Funds to which there are to be allocated the contributions made by or on behalf of Participants who decline or otherwise fail to make an investment election under Section 4.4(c); and
         (iv) reporting at least annually to the Board of Directors on investment policy.
    (d) An Administrative Committee, the members of whom shall be appointed by the Board of Directors, shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, including:
           (i) preparation and filing of all reports required to be filed with any agency of government, except such reports as must be prepared or filed by other fiduciaries as required by applicable law, and preparing such other reports with respect to the Plan as are reasonable and appropriate and requested by Doskocil;
          (ii) compliance with all disclosure requirements imposed by state or federal law upon the administrator of the
    Plan;
         (iii) maintenance of all records of the Plan other than those required to be maintained by the Trustee;
          (iv) issuance of instructions to the Trustee, as may be required or appropriate, to pay any fees, taxes, charges or other costs incidental to the operation and management by the administrator of the Plan and to pay benefits as provided in the Plan;
          (v) the qualification and continuance of qualification under applicable law of the Plan, any amendments to the
    Plan and documents relating to the Plan;
          (vi) receiving from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;
         (vii) appointing or employing such agents and advisors as it deems advisable, including legal counsel, accountants and actuaries, as may be needed for the discharge of its duties;
         (viii) designating persons, who may but need not be members of the Administrative Committee, to carry out any of the foregoing duties under such procedures as may be approved by the Board of Directors;
           (ix) recommending Plan amendments to the Board of Directors;
           (x) considering and deciding all appeals of benefit claims which have been denied, including affording a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim;
          (xi) construing and interpreting the Plan, deciding all questions of eligibility and determining the amount, manner and time of payment of benefits under the Plan, all in the sole discretion of the Administrative Committee; and
         (xii) performance of such other duties as are assigned to the Administrative Committee under the Plan.
    The Administrative Committee shall have no power to add to, subtract from or modify any terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
    (e) The Board of Directors may appoint one or more Investment Managers to manage (including the power to acquire and to dispose of) the assets of the Plan or any portion thereof, and, if more than one Investment Manager is appointed, the Board of Directors may allocate responsibility for managing particular assets or particular portions of the assets of the Plan among such Investment Managers; provided, however, that custody of assets of the Plan managed by any such Investment Manager shall be held by the Trustee. Each Investment Manager so appointed shall be a person or entity qualified under applicable law to serve as such, shall serve at the pleasure of the Board of Directors and shall acknowledge in writing to the Board of Directors that he or it is a fiduciary with respect to the Plan.
    8.2  Insurance Contracts.
    (a) The Board of Directors shall have the power to direct the Trustee to cause the assets of the Plan, or any portion thereof, to be invested or to continue to be invested in group annuity contracts, pension investment contracts or such other contracts issued by any insurance company as such Board of Directors deems desirable. In connection with and as a part of any such contract with any insurance company, the Board of Directors may grant to such insurance company such control over the investment of funds deposited with or paid to such insurance company as the Board of Directors deems desirable. Any such contract with any insurance company may be held by the Trustee or may be held by an Employer outside of any trust, as the Board of Directors may from time to time determine.
    (b) Notwithstanding the foregoing, in the event that any assets of the Plan are invested in ordinary or term life insurance contracts, the aggregate premiums paid on all contracts on the life of any Participant, measured as a percentage of the aggregate contributions allocated to the Participant's Accounts at any particular time, shall be less than 50 percent in the case of ordinary life insurance, and 25 percent in the case of term life insurance.
    8.3  Procedural Matters.
    (a) Designation of Committee. Members of a Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. A member of a Committee may, but need not be, an Employee of an Employer. Any member of a Committee may resign by delivering his written resignation to the Board of Directors and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in a Committee shall be filled by the Board of Directors.
    (b)  Rules and Decisions.
           (i) A Committee may adopt such rules, consistent with applicable by-laws (if any), as it deems necessary or desirable. All rules and decision of a Committee shall be uniformly and consistently applied to all Participants in similar circumstances.
          (ii) Any rule or decision which is not consistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it.
         (iii) When making a determination or calculation, a Committee shall be entitled to rely upon information furnished by an Employer, the legal counsel of an Employer, or the actuary for the Plan.
    (c) Committee Procedures. A Committee may adopt by-laws and may act by majority decision of its members in accordance with such by-laws. A Committee may also elect a secretary (who may but need not be a member of such Committee), and such secretary of shall keep a record of all meetings and forward all necessary communications to all named fiduciaries and Investment Managers, as appropriate.
    A majority of the members of a Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by a Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. Meetings of a Committee may be held by telephone conference. A Committee may act without a meeting by written consent of a majority of its members.
    (d) Authorization and Benefit Payments. The Administrative Committee shall authorize the payment of any benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and notify the Trustee in writing with respect to all such payments of benefits. The Administrative Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.
    (e) Payment of Expenses. All expenses incident to the administration or protection of the Plan and Trust, including but not limited to, actuarial, legal, account and trustee fees, shall be paid from the Trust Fund, unless paid directly by the Employers. The members of a Committee who are not employees of an Employer or an Affiliate shall not receive any compensation for their services as such.
    8.4 Administrative Committee Members as Participants. Any Administrative Committee member may also be a Participant, but no Administrative Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other
Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.
    8.5 Complete and Separate Allocation of Fiduciary Responsibilities. This Article 8 is intended to allocate to each named fiduciary and each Investment Manager the individual responsibility for the prudent execution of the functions assigned to each. The performance of such responsibilities shall be deemed a several and not a joint assignment. None of such responsibilities nor any other responsibility is intended to be shared by two or more of them unless such sharing shall be provided by a specific provision of this Plan or the Agreement of Trust. Whenever one named fiduciary is required by the Plan to follow the directions of another, the two shall not be deemed to have been assigned a shared responsibility, but the responsibility of the one giving the direction shall be deemed to be its sole responsibility, and the responsibility of the one receiving such direction shall be to follow it insofar as such direction is on its face proper under the Plan and applicable law.
    8.6 Exclusive Purpose. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of the Participants, as provided in the Plan, and shall be used to pay benefits to Participants or their beneficiaries, or to pay expenses of administration of the Plan and Trust Fund to the extent not paid by an Employer, except as provided in Section 8.7.
    8.7 Reversion to the Employers. The Employers have no beneficial interest in the Trust Fund and no part of the Trust
Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:
    (a) any amount contributed by an Employer through a mistake of fact (less any losses attributable thereto), provided that such disallowed contributions are returned to an Employer within one year after the date such contributions were made;
    (b) any contributions (less any losses attributable thereto) to the extent that their deduction under Section 404 of the Code is disallowed, provided that such disallowed contributions are returned to an Employer within one year after the disallowance of the deduction; and
    (c) at the termination of the Plan, any amounts remaining in the Excess Forfeiture Suspense Account as prescribed in
Section 4.3(f).
    8.8 Indemnification of Committee Members. The Employers shall indemnify members of the Committees and their authorized delegates who are employees of an Employer or an Affiliate for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of such Committees or as an authorized delegate thereto, to the full extent permitted by law.
    8.9 Bond. No member of a Committee shall be required to give bond unless a bond is required by law and cannot be waived.


                           ARTICLE 9
                    Amendment or Termination
    9.1 Amendment. Doskocil reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by an Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.
    9.2 Termination. Doskocil further reserves the right to terminate this Plan at any time.
    9.3 Form of Amendment, Discontinuance of Employer Contributions and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution or written consent of the Board of Directors.
    9.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:
    (a) Except as provided in Section 8.7, no amendment shall operate either directly or indirectly to give an Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.
    (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as they are constituted at the time of the amendment.
    (c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Vesting Service is permitted to elect, within such reasonable period after the adoption of such an amendment as the Administrative Committee may designate, to have the nonforfeitable percentage of his Matching Contribution and Profit
Sharing Accounts computed under the Plan without regard to such amendment. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of such Accounts cannot at any time be lower than such percentage determined without regard to such amendment.
    (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy, or eliminate an optional form of benefit.
    9.5 Level of Benefits upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).
    9.6 Vesting Upon Termination, Discontinuance of Employer Contributions; Liquidation of Trust.
    (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section
9.2. In the event of any termination or partial termination within the meaning of Section 411(d)(3) of the Code, or in the event an Employers permanently discontinues the making of contributions to the Plan, the Matching Contribution and Profit Sharing Accounts of each affected Participant whose Severance Date has not occurred as of the date of the occurrence of such event shall become nonforfeitable. Thereupon, such Accounts and all other Accounts maintained on behalf of Participants shall be distributed to each Participant as provided under Article 6; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.
    (b) In the event of the termination of, or the permanent discontinuance of contributions to, the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein in the manner and within the time prescribed in
Article 6. However, if after such event Doskocil shall determine it to be impracticable to continue the Trust any longer, Doskocil may, in its discretion, declare a date to be treated as the employment termination date for all Participants who are Employees, and the Trustee shall thereupon, as promptly as shall then be reasonable under the circumstances and to the extent permitted by law, liquidate the Trust assets.
Upon such liquidation, the Trustee shall either distribute to each such Participant his Accounts in the Trust Fund in the manner provided in Article 6, or transfer the value of such Accounts to another defined contribution plan maintained by an Employer or other Affiliate as prescribed in Section 6.3(c). In all events, if upon termination of the Plan the value of the Participant's Elective 401(k) Contribution Account and Qualified Nonelective Contribution Account is not so transferred to another plan, then such Accounts shall be distributed to the Participant in a lump sum payment (or by a direct transfer to an eligible retirement plan as prescribed in Section 6.1).
Upon completion of such liquidation and the concomitant final distribution or transfer of benefits, the Trust shall finally and completely terminate.
    (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Doskocil. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by an Employers, Doskocil shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or transfer for his benefit his Accounts in the Trust Fund in the manner provided in Article 6. Upon completion of such liquidation and disbursement of Plan assets, the Trust shall finally and completely terminate. In the event Doskocil is no longer in existence, the actions to be taken by Doskocil pursuant to this Section shall be taken by an Employer or by the Trustee.


                           ARTICLE 10
                          Miscellaneous
    10.1 No Guarantee of Employment, etc. Neither the creation of the Plan nor anything contained in the Plan or Trust
Agreement shall be construed as giving any Participant hereunder or other employee of an Employer any right to remain in the employ of an Employer, any equity or other interest in the assets, business or affairs of an Employer, or any right to complain about any action taken or any policy adopted or pursued by an Employer.
    10.2 No Assignment of Rights. No Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. To the maximum extent permitted by ERISA and the Code, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to an Employer or to others.
    10.3 Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Administrative
Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order (QDRO) described in Section 414(p) of the Code entered on or after January 1, 1985. Such distribution may be made as soon as practicable, irrespective of whether or not the Participant has then attained his "earliest retirement age" as defined under Section
414(p)(4)(B) of the Code. Effective as of January 1, 1993, an "alternate payee" with respect to a QDRO shall have the same rights as a Participant in regard to the direct transfer of a distribution to an eligible retirement plan as prescribed in
Section 6.1.
    10.4 Receipts by Participants. Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from an Employer or the Trustees from or as a result of the Plan and Trust.
    10.5 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Kansas shall be controlling state law in all matters relating to the Plan.
    10.6 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
    10.7 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with his Employer from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with an Employer, or if no such address was filed with an Employer, then to the last post office address of the Participant or beneficiary as shown on an Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan, and neither an Employer nor the Administrative Committee shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.
    10.8 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.


                    ARTICLE 11
           Top-Heavy Plan Requirements
    11.1 Definition of Top-Heavy Plan. The Plan shall be Top-Heavy with respect to a Plan Year if it is a member of a Required Aggregation Group and the present value of the accrued benefits for Key Employees under all plans in the
Aggregation Group exceeds 60 percent of the present value of the accrued benefits for all employees under all plans in the Aggregation Group. This ratio shall be computed as provided in
Section 416(g) of the Code. Such present values shall be determined as of the last day of the preceding Plan Year of each plan. If all plans in the Aggregation Group do not have the same Plan Year, then such present values shall be determined as of the last of each Plan Year ending in the same calendar year as of the last day of the preceding Plan Year of this Plan. Under a defined contribution plan, such present values shall be determined by aggregating the value of all accounts of all Key Employees and all employees respectively.
As used in this section, the term "accounts" includes certain prior distributions, Employer contributions payable to the
Plan, employee contributions, and rollover accounts, if any, all in accordance with Section 416(g) of the Code or regulations thereunder.
    For the purpose of determining such present values under a defined benefit plan:
    (a) The determination shall be made as of the most recent annual plan valuation date used to compute plan costs for purposes of compliance with the minimum funding standards of the
Code.
    (b) An interest assumption of 5 percent and a post-retirement morality assumption shall be used. No assumptions with respect to future withdrawal or compensation increases shall be used. Except to the extent a plan provides a non-
proportional subsidy, the present value of accrued benefits shall be determined on the assumption that each Participant's benefit will commence on the later of his Normal Retirement Date or the date of the determination. The value of ancillary benefits not related to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, shall not be taken into account. The value of subsidized early retirement benefits and benefit options shall not be taken into account unless such subsidies are non-proportional. Any benefit which includes a non-proportional subsidy shall be deemed to commence as of the Participant's age at which such benefit has the highest value. A subsidy shall be considered non-proportional unless the group of Participants who may receive the subsidy would independently satisfy the coverage requirements of the Code. The present value of accrued benefits shall include previous benefit payments or distributions of annuity contracts only to the extent required by Section 416 of the Code.
    11.2 Top-Heavy Plan Requirements. Notwithstanding any provision of the Plan to the contrary but subject to the
Doskocil's right to terminate the Plan, the following provisions shall apply with respect to any Plan Year in which the Plan is Top-Heavy.
    (a) Minimum Vesting. Effective as of the first day of such Plan Year, the following vesting schedule shall apply, unless the vesting schedule set forth in Section 5.5 with respect to any Account is more advantageous:
                                  The Nonforfeitable
    If the Participant's          Percentage of His
    Years of Service Are:         Employer Account Shall Be:

    Less than 3 years                          0%
    3 or more years                          100%

    (b) Minimum Contribution. This subsection (b) shall apply only to a Participant who is a Non-Key Employee and who in a Plan Year with respect to which this subsection would otherwise apply has not had his Accounts in all defined contribution plans which are members of the Aggregation Group credited with Employer contributions and forfeitures equal in the aggregate to 3 or more percent of his Compensation for such Plan Year. An Employer shall make a supplemental contribution from its current or accumulated earnings to the Accounts of any such Participant, in an amount sufficient for the total amount of Employer contributions allocated to the Accounts of such Participant to equal 3 percent of such Participant's Compensation for such Plan Year. For purposes of this subsection, the term "Participant" means a Participant who was employed by an Employer on the last day of a Plan Year in which the Plan is Top-Heavy.
    11.3  Definitions.  For purposes of this Article:
    (a) A "Key Employee" is any current or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:
         (i) an officer of an Employer if such individual's annual compensation for that determination period exceeds 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code (provided, however, that no more than
    50 Employees shall be treated as officers under this paragraph);
         (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in an
    Employer if such individual's annual compensation exceeds 100 percent of the dollar limitation in effect under Section
    415(c)(1)(A) of the Code;
        (iii) a 5-percent owner of an Employer; or
         (iv) a 1-percent owner of an Employer who has an annual compensation of more than $150,000.
For purposes of determining an Employee's status as a Key Employee, "annual compensation" means the Employee's 415
Compensation, but including amounts contributed by an Employer or Affiliate pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. In all
regards, the determination period is the Plan Year containing the determination date and the four preceding Plan Years.
The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.
    (b) A "Non-Key Employee" is an employee of an Employer other than a Key Employee.
    (c) "Aggregation Group" means a group of qualified plans consisting of this Plan and certain other defined contribution plans and defined benefit plans maintained by an Employer or an Affiliate which are aggregated for purposes of determining whether the group as a whole is Top-Heavy. The Aggregation Group includes plans which must be aggregated for this purpose (the "Required Aggregation Group") and other plans which are aggregated for this purpose (the "Permissive
Aggregation Group").
    (d)  The "Required Aggregation Group" shall include:
         (i) each employee benefit plan of an Employer or an Affiliate qualified under Section 401(a) of the Code in which a Key Employee is a participant; and
         (ii) each other qualified plan which enables any plan described in (i) to meet the anti-discrimination or coverage requirements of Sections 401(a)(4) and 410 of the Code.
    (e) The "Permissive Aggregation Group" includes such other qualified plan or plans of an Employer or an Affiliate as the Administrative Committee may in its discretion elect, provided the inclusion of any such plan with plans forming part of the Required Aggregation Group in the Aggregation Group does not cause any plan in such group to fail to meet the anti-discrimination or coverage requirements of Sections 401(a)(4) and 410 of the Code.
    11.4  Cessation of Top-Heavy Requirements.
    (a) Once the Plan has been Top-Heavy but is no longer Top-Heavy, this Article shall be inapplicable except as provided in this Section.
    (b) The vesting schedule set forth in Section 11.2(a), if applicable, shall continue to apply to a Participant who had 3 or more Years of Service as of the last day on which the Plan was Top-Heavy.
    (c) The Accounts of any other Participant constituted as of the last day on which the Plan was Top-Heavy shall be separately accounted for as a subaccount until the nonforfeitable percentage of such Account pursuant to Section 5.5 equals or exceeds the nonforfeitable percentage of his Account on the last day on which the Plan was Top-Heavy. In the event such Participant shall resign or be dismissed from the employ of an Employer while a subaccount is being maintained, his nonforfeitable interest in such subaccount shall be computed pursuant to Section 5.5 but using the same nonforfeitable percentage as was applicable to him on the last day on which the Plan was Top-Heavy.


                        ARTICLE 12
                 Adoption by Affiliates
    12.1 Adoption of Plan. Any Affiliate may adopt this Plan for the benefit of its eligible employees by resolution of such Affiliate's board of directors. Upon such adoption, such Affiliate shall become an "Employer" with respect to the Plan.
    12.2 Agents for Employer. Each Affiliate which adopts and becomes an Employer with respect to this Plan pursuant to
Section 12.1 hereby irrevocably gives and grants to Doskocil and to the Administrative Committee full and exclusive power conferred upon it by the terms of the Plan and authority to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints Doskocil and the Administrative Committee its agents for such purposes. Neither the Trustee nor the Administrative Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer. Each such Employer shall contribute on behalf of its employees who are Participants in the Plan such amounts as are determined under Article
3.
    12.3 Termination. Any Employer which adopts this Plan pursuant to Section 12.1 may terminate this Plan with respect to its own employees by resolution of its board of directors.
    12.4 Data to be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 12.1 shall furnish and maintain such records with respect to its employee Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by Doskocil with respect to its employee Participants.